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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

JohnsonControls, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Johnson Controls, Inc.
5757 N. Green Bay Ave.
Milwaukee, Wisconsin 53209

Notice of 2004

Annual Meeting
and Proxy Statement

Date of Notice December 8, 2003

QUESTIONS AND ANSWERS
ELECTION OF DIRECTORS
APPROVAL OF INDEPENDENT AUDITORS FOR FISCAL YEAR 2004
COMPENSATION PLANS SUBJECT TO SHAREHOLDER APPROVAL
RATIFICATION OF THE LONG-TERM PERFORMANCE PLAN
RATIFICATION OF THE EXECUTIVE INCENTIVE COMPENSATION PLAN
RATIFICATION OF THE 2003 STOCK PLAN FOR OUTSIDE DIRECTORS
APPROVAL OF THE 2001 RESTRICTED STOCK PLAN AMENDMENT
BOARD INFORMATION
BOARD COMPENSATION
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
EXECUTIVE COMPENSATION
SUMMARY OF COMPENSATION TABLE(1)
OPTION GRANTS IN FISCAL YEAR 2003
AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTIONS/SAR VALUES
EMPLOYMENT AGREEMENTS
JOHNSON CONTROLS SHARE OWNERSHIP
EQUITY COMPENSATION PLAN INFORMATION
VOTING PROCEDURES
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Johnson Controls, Inc. Long-Term Performance Plan
Johnson Controls, Inc. Executive Incentive Compensation Plan (Deferred Option Qualified)
Johnson Controls, Inc. 2003 Stock Plan For Outside Directors
Johnson Controls, Inc. 2001 Restricted Stock Plan

NOTICE OF THE 2004

ANNUAL MEETING OF THE SHAREHOLDERS

The Annual Meeting of Shareholders of Johnson Controls, Inc. will be held on Wednesday, January 28, 2004, at 11:00 a.m., C.S.T., at the Johnson Controls automotive battery plant located at 4722 Pear Street, St. Joseph, Missouri. The proposals to be voted on at the Annual Meeting are as follows:

      1. The election of four directors:

Robert L. Barnett
Willie D. Davis
Jeffrey A. Joerres
Richard F. Teerlink

2.	Approval of PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2004.

3.	Ratification of the Long-Term Performance Plan.

4.	Ratification of the Executive Incentive Compensation Plan.

5.	Ratification of the 2003 Stock Plan for Outside Directors.

6.	Approval of the 2001 Restricted Stock Plan amendment.

7.	To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors recommends a vote FOR items 1 through 6. The Board or proxy holders will use their discretion on other matters that may arise at the Annual Meeting.

If you were a shareholder of record at the close of business on November 20, 2003, you are entitled to vote at the Annual Meeting.

If you have any questions about the Annual Meeting, please contact:

Shareholder Services

Johnson Controls, Inc.
5757 N. Green Bay Ave.
Milwaukee, WI 53209
(414) 524-2363

By Order of the Board of Directors

Johnson Controls, Inc.
5757 North Green Bay Avenue
Post Office Box 591
Milwaukee, WI 53201-0591

December 8, 2003

Dear Shareholder:

The Johnson Controls Annual Shareholders Meeting will be convened on Wednesday, January 28, 2004, at 11:00 a.m. C.S.T. The Annual Meeting will be held at the Johnson Controls automotive battery plant located at 4722 Pear Street, St. Joseph, Missouri. The enclosed notice of meeting and proxy statement details the business to be conducted. Given the availability of management presentations to investors on the internet throughout the year, no management presentation is planned.

We are pleased to once again offer multiple options for voting your shares. As detailed in the “Questions and Answers” section of this notice, you can vote your shares via the Internet, by telephone, by mail or by written ballot at the Annual Meeting. We encourage you to use the Internet to vote your shares as it is the most cost-effective method.

Thank you for your continued support of Johnson Controls.

Sincerely,

JOHNSON CONTROLS, INC.

John M. Barth
President and Chief Executive Officer

QUESTIONS AND ANSWERS	3
*ELECTION OF DIRECTORS	11
*APPROVAL OF INDEPENDENT AUDITORS FOR FISCAL YEAR 2004	16
COMPENSATION PLANS SUBJECT TO SHAREHOLDER APPROVAL	17
*RATIFICATION OF THE LONG-TERM PERFORMANCE PLAN	18
*RATIFICATION OF THE EXECUTIVE INCENTIVE COMPENSATION PLAN	20
*RATIFICATION OF THE 2003 STOCK PLAN FOR OUTSIDE DIRECTORS	21
*APPROVAL OF THE 2001 RESTRICTED STOCK PLAN AMENDMENT	23
BOARD INFORMATION	25
BOARD COMPENSATION	29
COMPENSATION COMMITTEE REPORT	30
AUDIT COMMITTEE REPORT	35
PERFORMANCE GRAPH	37
EXECUTIVE COMPENSATION	38
EMPLOYMENT AGREEMENTS	44
JOHNSON CONTROLS SHARE OWNERSHIP	46
EQUITY COMPENSATION PLAN INFORMATION	47
VOTING PROCEDURES	48
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	49
APPENDIX A: AUDIT COMMITTEE CHARTER	A-1
APPENDIX B: LONG-TERM PERFORMANCE PLAN	B-1
APPENDIX C: EXECUTIVE INCENTIVE COMPENSATION PLAN	C-1
APPENDIX D: 2003 STOCK PLAN FOR OUTSIDE DIRECTORS	D-1
APPENDIX E: 2001 RESTRICTED STOCK PLAN	E-1

*	Agenda items for the Annual Meeting

QUESTIONS AND ANSWERS

Q:	What am I voting on?

A:	You are voting on SIX proposals:

1.	Election of four directors for a term of three (3) years:

                     Robert L. Barnett
                     Willie D. Davis
                     Jeffrey A. Joerres
                     Richard F. Teerlink

2.	Approval of PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2004.
3.	Ratification of the Long-Term Performance Plan.
4.	Ratification of the Executive Incentive Compensation Plan.
5.	Ratification of the 2003 Stock Plan for Outside Directors.
6.	Approval of the 2001 Restricted Stock Plan amendment.

Q:	What are the voting recommendations of the Board?

A:	The Board of Directors is soliciting this proxy and recommends the following votes:

•	FOR each of the directors;
•	FOR PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2004;
•	FOR ratification of the Long-Term Performance Plan;
•	FOR ratification of the Executive Incentive Compensation Plan;
•	FOR ratification of the 2003 Stock Plan for Outside Directors;
•	FOR approval of the 2001 Restricted Stock Plan amendment;

Q:	Will any other matters be voted on?

A:	We are not aware of any other matters that you will be asked to vote on at the Annual Meeting. If other matters are properly brought before the Annual Meeting, the Board or proxy holders will use their discretion on these matters as they may arise. Furthermore, if a nominee cannot or will not serve as director, then the Board or proxy holders will vote for a person whom they believe will carry out our present policies.

Q:	Why are we voting on so many benefit plans?

A:	The Long-Term Performance Plan and Executive Incentive Compensation Plan need shareholder approval every five (5) years under Internal Revenue Code requirements. These compensation plans have been in place for a number of years. The 2003 Stock Plan for Outside Directors replaces the expired 1992 Stock Plan for Outside Directors and requires shareholder ratification; the 2001 Restricted Stock Plan requires additional shares. While these plans have been in place for several years, the Securities and Exchange Commission now requires shareholder approval of material changes to equity-based compensation plans.

Q:	Who can vote?

A:	You can vote at the Annual Meeting if you were a shareholder of record as of the close of business on November 20, 2003. If you hold the Company’s common stock, CUSIP No. 478366107, then you are entitled to one vote per share. If you hold the Company’s Preferred Stock (each share consists of 10,000 units) you are entitled to two votes per unit. There is no cumulative voting.

Q:	How do I vote?

A:	There are four ways to vote:

•	by Internet at http://www.eproxy.com/jci/. We encourage you to vote this way as it is the most cost effective method;
•	by toll-free telephone at 1-800-240-6326;
•	by completing and mailing your proxy card; or
•	by written ballot at the Annual Meeting.

Shares credited to your account in any 401(k) plan or trust will be voted as directed. If no direction is made, if the card is not signed, or if the card is not received by January 23, 2004, the shares credited to your account will be voted in the same proportion as directions received from other participants.

If you hold the Company’s common stock, and no voting direction is made, the shares you hold will be voted FOR all nominees listed in items 1 and 2, and in the discretion of the proxies, upon such other matters which may properly come before the meeting or any adjournments thereof. Regarding items 3 through 6, shares you hold are counted toward the quorum requirement but they do not affect the determination of whether these non-routine matters are approved or rejected. Broker non-voted shares will not affect the determination of whether items 3 through 6 are approved or rejected.

Q:	Can I change my vote?

A:	Yes. You can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or phone;
•	returning a later-dated proxy card;
•	notifying John P. Kennedy, Senior Vice President, Secretary and General Counsel, by written revocation letter addressed to the Milwaukee address listed on the front page; or
•	completing a written ballot at the Annual Meeting.

Q:	What vote is required to approve each proposal?

A:	The four director nominees receiving the greatest number of votes will be elected. Provided a quorum is present, the approval of PricewaterhouseCoopers LLP as the independent auditors for fiscal year 2004 requires an affirmative majority vote. An affirmative vote of the majority of votes cast by the shareholders is required to approve and to ratify the proposed benefit plans.

Q:	What is the effect of not voting?

A:	It will depend on how your share ownership is registered. If you own shares as a Registered Holder and do not vote, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. If a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected.

If you own shares in “street name” through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. In the absence of your voting instructions, your broker may or may not vote your shares in its discretion depending on the proposals before the meeting.

Your broker may vote your shares in its discretion and your shares will count toward the quorum requirement on “routine matters.” Regarding other proposals, however, your broker may not be able to vote your shares if qualified as “broker non-vote.” Broker non-vote shares are counted toward the quorum requirement but they do not affect the determination of whether a non-routine matter is approved or rejected. The Company believes that proposals 1 and 2 are routine matters on which brokers will be permitted to vote on behalf of their clients if no voting instructions are furnished. The Company may also vote, in the discretion of the proxies, upon such other matters that may properly come before the meeting or any adjournments thereof. Since the Company believes that proposals 3 through 6 are non-routine matters, broker non-voted shares will not affect the determination of whether they are approved or rejected.

Q:	Is my vote confidential?

A:	Yes. Only the election inspectors and certain individuals, independent of Johnson Controls, Inc., who help with the processing and counting of the vote have access to your vote. Directors and employees of the Company may see your vote only if the Company needs to defend itself against a claim or if there is a proxy solicitation by someone other than the Company.

Q:	How will the stock split announced on November 19, 2003, effect my vote?

A:	It will have no effect. All votes, vote count, share totals, and compensation figures are shown without regard to the stock split announced on November 19, 2003. The effect of this stock split, however, is included in the benefit plan descriptions.

Q:	Who will count the vote?

A:	Wells Fargo Bank Minnesota, N.A. will count the vote. Its representatives will serve as the inspectors of the election.

Q:	What shares are covered by my proxy card?

A:	The shares covered by your proxy card represent the shares of Johnson Controls stock you own that are registered with the Company and its transfer agent, Wells Fargo Bank Minnesota, N.A. Additionally, employees of the Company who have shares credited to Johnson Controls employee savings and investment plans [401(k)] are also covered by your proxy card. The trustees of these plans will vote these shares as directed.

Q:	What does it mean if I get more than one proxy card?

A:	It means your shares are held in more than one account. You should vote the shares on all your proxy cards. To provide better shareholder services, we encourage you to have all your non-broker account shares registered in the same name and address. You may do this by contacting our transfer agent, Wells Fargo Bank Minnesota, N.A., toll-free at 1-877-602-7397.

Q:	Who can attend the Annual Meeting?

A:	All shareholders of record as of the close of business on November 20, 2003, can attend. Seating, however, is limited. Attendance at the Annual Meeting will be on first arrival basis at the Meeting.

Q:	What do I need to attend the Annual Meeting?

A:	To attend the Annual Meeting, please follow these instructions:

•	To enter the Annual Meeting, bring your proof of ownership and identification.
•	If a broker or other nominee holds your shares, bring proof of your ownership with you to the Annual Meeting.

Q:	Will there be a management presentation at the Annual Meeting?

A:	Given the availability of management presentations to investors on the internet throughout the year, no management presentation is planned.

Q:	Can I bring a guest?

A:	Seating availability at the Annual Meeting is limited.

Q:	What is the quorum requirement of the Annual Meeting?

A:	A majority of the outstanding shares on November 20, 2003, constitutes a quorum for voting at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum, but neither will be counted as votes cast. On the record date, 90,376,588 shares of our common stock were outstanding and 187.9770 shares of our Preferred Stock were outstanding.

Q:	How much did this proxy solicitation cost?

A:	The Company will primarily solicit proxies by mail and will cover the expense of such solicitation. Georgeson Shareholder Communications Inc. will help us solicit proxies for all brokers and nominees at a cost of $10,000 plus expenses. Our officers and employees may also solicit proxies for no additional compensation. We may reimburse brokers or other nominees for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

Q:	How do I recommend someone to be considered as a director for the 2005 Annual Meeting?

A:	You may recommend for nomination as a director any person by writing to John P. Kennedy, Senior Vice President, Secretary and General Counsel of the Company. Your letter must include your intention to recommend a person for nomination as a director and include the candidate’s name, biographical data, and qualifications. In order to recommend a person for nomination as a director for the 2005 Annual Meeting, the Company’s By-Laws require that shareholders send written notice no sooner than September 24, 2004, and no later than October 24, 2004. All submissions from shareholders are reviewed by the Corporate Governance Committee.

Q:	When are shareholder proposals due for the 2005 Annual Meeting?

A:	Shareholder proposals must be presented pursuant to Securities and Exchange Commission Rule 14a-8, by August 10, 2004, to be included in the Company’s proxy materials for the 2005 Annual Meeting.

Q:	What are the requirements for presenting information other than a shareholder’s proposal at the 2005 Annual Meeting?

A:	A shareholder who intends to present business at the 2005 Annual Meeting other than pursuant to Rule 14a-8 must comply with the requirements set forth in the Company’s By-Laws. Among other things, a shareholder must give written notice of the intent to bring business before the Annual Meeting to the Company, pursuant to the By-Laws, not less than 45 days and not more than 75 days prior to the month and day in the current year corresponding to the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of shareholders. Therefore, since the Company anticipates mailing its proxy statement on December 8, 2003, the Company must receive notice of a shareholder proposal submitted other than pursuant to Rule 14a-8 no sooner than September 24, 2004, and no later than October 24, 2004.

If the notice is received after October 24, 2004, then the notice will be considered untimely and the Company is not required to present such proposal at the 2005 Annual Meeting. If the Board of Directors chooses to present a proposal submitted after October 24, 2004, at the 2005 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2005 Annual Meeting may exercise discretionary voting power with respect to such proposal.

Q:	Where can I find Corporate Governance materials for Johnson Controls?

A:	The Ethics Policy, Corporate Governance Guidelines, Disclosure Policy, SEC Filings (including Company’s Form 10-k and Section 16 insider trading transactions), and the Charters for the Audit, Executive, Pension and Benefits, Qualified Legal Compliance, Compensation and Corporate Governance Committees of the Company’s Board of Directors are provided at the Company website at http://www.johnsoncontrols.com/corpvalues/governance.htm.

Q:	What is the process for reporting possible violations of Johnson Controls policies?

A:	Employees may anonymously report a violation of Johnson Controls policies by calling 1-866-444-1313 in the U.S. and Canada, or 704-556-7046 if located elsewhere. Reports of possible violations of the Ethics Policy may also be made to John P. Kennedy, Senior Vice President, Secretary and General Counsel, at John.Kennedy@jci.com or to the attention of Mr. Kennedy at 5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin, 53201-0591. Reports of possible violations of financial or accounting policies may be made to the Chairman of the Audit Committee of the Board, Paul A. Brunner, at Paul.Brunner@jci.com or to the attention of Mr. Brunner at 5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin, 53201-0591. Reports of possible violations of the Ethics Policy that the complainant wishes to go directly to the Board may be addressed to the Chairman of the Corporate Governance Committee, Robert L. Barnett, at Robert.L.Barnett@jci.com or to the attention of Mr. Barnett at 5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin, 53201-0591.

The Company’s Ethics Policy is applicable to the members of the Board of Directors and to all of the Company’s employees, including, but not limited to, the principal executive officer, principal financial officer, principal accounting officer or controller, or any person performing similar functions.

Q:	How do I obtain more information about Johnson Controls, Inc.?

A:	To obtain additional information about Johnson Controls, Inc. you may:

•	contact the Manager of Shareholder Services, at 1-800-524-6220;
•	go to the website at www.johnsoncontrols.com; or
•	write to:

Johnson Controls, Inc.

Attn: Shareholder Services X-32
5757 N. Green Bay Ave.
P.O. Box 591
Milwaukee, WI 53201-0591

PLEASE VOTE. YOUR VOTE IS VERY IMPORTANT.

Promptly returning your proxy will help to reduce the cost of this solicitation.

ELECTION OF DIRECTORS

Board Structure:	The Board of Directors consists of 12 members. The directors are divided into three classes. At each Annual Meeting, the term of one class expires. Directors in each class serve for three-year terms, or until the director’s earlier retirement pursuant to the Board of Directors Retirement Policy.

Shareholder Communication with the Board:	We encourage shareholder communication to directors. Communications regarding financial or accounting policies may be made to the Chairman of the Audit Committee, Paul A. Brunner, at Paul.Brunner@jci.com or to the attention of Mr. Brunner at 5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin, 53201-0591. Other communications may be made to the Chairman of the Corporate Governance Committee, Robert L. Barnett, at Robert.L.Barnett@jci.com or to the attention of Mr. Barnett at the address noted above. The Company does not screen emails to these individuals. The company does, however, screen regular mail for security purposes.

Last year was the first time in several years that the directors did not attend the annual meeting. This year, the Company has reinstated its long-standing policy of director attendance at the annual meeting.

Nominating Committee Disclosure:	The Corporate Governance Committee serves the nominating committee role. The material terms of this role are described in its charter located under the board committee section of this proxy. The entire charter, corporate governance guidelines and the committee’s procedures are published on the Company’s website. The corporate governance guidelines require that all members of the committee be independent. The committee has a procedure under which all director candidates are evaluated. The Corporate Governance Committee uses the following criteria in evaluating any candidate’s capabilities to serve as a member of the Board: attendance, independence, time commitments, conflicts of interest, ability to contribute to the oversight and governance of the Company and experience with a business of similar size, scope and multinational involvement as the Company. Further, the Corporate Governance Committee reviews the qualifications of any candidate with those of current directors to determine coverage and gaps in experience in related industries, such as automotive and electronics, and in functional areas, such as financial, manufacturing, technology, labor, employment and investing areas. Three individuals were proposed by third parties during the year. The Corporate Governance Committee evaluated their credentials against these criteria and determined they were not a fit to the Board’s needs. The committee solicits candidates from its current directors and, if deemed appropriate, retains, for a fee, recruiting professionals to identify and evaluate candidates. The following nominees are standing for reelection.

BOARD NOMINEES

Nominees For Terms To Expire At The 2004 Annual Meeting:

Robert L. Barnett
Director since 1986
Age 63
Executive Vice President of Motorola, Inc. (manufacturer of electronic products), Schaumburg, Illinois, since January 1, 2003. Mr. Barnett served as President and Chief Executive Officer, Commercial, Government and Industrial Solutions Sector, Motorola, Inc., from 1998 to 2002. Mr. Barnett is a director of USG Corp. and Central Vermont Public Service. Mr. Barnett serves on the Compensation Committee of Central Vermont Public Service and the Audit Committee of USG Corp. Mr. Barnett is a member of the Executive and Pension and Benefits Committees and the Chairman of the Corporate Governance Committee.

Willie D. Davis
Director since 1991
Age 69
President, All Pro Broadcasting Incorporated, Los Angeles, California (radio broadcasting), since 1977. Mr. Davis is a director of Alliance Bank Co., Checker’s Drive-In Restaurant, Inc., Dow Chemical Company, MGM Grand Inc., Sara Lee Corporation, Strong Capital Management, MGM Inc., Wisconsin Energy Corporation (“WE Energies”), and Manpower Inc. Mr. Davis is a member of the Audit and Executive Committees.

Jeffrey A. Joerres
Director since 2001
Age 44
Chief Executive Officer, President and Director since 1999, and Chairman since 2001 of Manpower Inc. (provider of staffing services). Mr. Joerres served as Senior Vice President of European Operations from 1998 to 1999, and Senior Vice President of Major Account Development from 1995 to 1998. Mr. Joerres is a director of Artisan Funds, National Association of Manufacturers and serves on the board of trustees for the Committee for Economic Development. Mr. Joerres serves on the Audit Committee for Artisan Funds. He is a member of the Compensation and Pension and Benefits Committees.

Richard F. Teerlink
Director since 1994
Age 67
Retired Chairman of the Board and President and Chief Executive Officer, Harley-Davidson, Inc., Milwaukee, Wisconsin (manufacturer of motorcycles), 1998 and 1997, respectively. Mr. Teerlink was a member of the board of directors of Harley-Davidson, Inc. from 1987 to 2002. Mr. Teerlink is a director of Snap-on, Inc. He is a member of the Audit and Executive Committees.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” ITS NOMINEES

CONTINUING DIRECTORS

Terms Expire At The 2005 Annual Meeting:

Natalie A. Black
Director since 1998
Age 53
Senior Vice President, General Counsel and Corporate Secretary, Kohler Co., Kohler, Wisconsin (manufacturer and marketer of plumbing products, power systems and furniture) since 2001. Ms. Black has also served as Group President for Kohler Co. from 1998 to 2001. Ms. Black is a member of the Corporate Governance and Pension and Benefits Committees.

Robert A. Cornog
Director since 1992
Age 63
Retired Chairman of the Board of Directors of Snap-on, Inc., Kenosha, Wisconsin (tool manufacturer). He served as Chief Executive Officer and President from 1991 to 2001 and as Chairman from 1991 to 2002. Mr. Cornog serves on the board and Audit Committee of Wisconsin Energy Corporation (WE Energies). Mr. Cornog is a member of the Audit and Executive Committees.

James H. Keyes
Director since 1985
Age 63
Chairman of the Board of Directors and former Chief Executive Officer of Johnson Controls, Inc., Milwaukee, Wisconsin. Mr. Keyes retired as Chief Executive Officer of Johnson Controls, Inc. in October of 2002, but remains Chairman of the Board of Directors until December 31, 2003. Mr. Keyes served as Chief Executive Officer of Johnson Controls, Inc., since 1988 and Chairman since 1993. Mr. Keyes is a director of the LSI Logic Corporation, Navistar International Corp., and Pitney Bowes, Inc. He also serves on the Audit Committee of both LSI Logic Corporation and Navistar International Corp. Mr. Keyes will remain as Chairman of the Executive Committee until December 31, 2003.

William H. Lacy
Director since 1997
Age 58
Former Chairman and Chief Executive Officer, MGIC Investment Corporation (provider or private mortgage insurance). Mr. Lacy retired at the end of 1999 after a 28-year career at MGIC Investment and its principal subsidiary, Mortgage Guaranty Insurance Corporation (MGIC), the nation’s leading private mortgage insurer. Mr. Lacy is also a Director of Ocwen Financial Corp. and C-2, Inc. He serves on the Audit Committee of both Ocwen Financial Corp. and C-2, Inc. Mr. Lacy is the Chairman of the Pension and Benefits Committee and a member of the Compensation Committee.

Terms Expire At The 2006 Annual Meeting:

Dennis W. Archer
Director since 2002
Age 61
Chairman, Dickinson Wright PLLC (law firm) since 2002. Mr. Archer became president of the American Bar Association in August 2003. Mr. Archer served as Mayor of Detroit from 1994 to 2001. Mr. Archer is also a director of Compuware Corporation and Covisint. Mr. Archer is a member of the Corporate Governance Committee.

John M. Barth
Director since 1997
Age 57
President, Chief Executive Officer, and member of the Board of Directors of Johnson Controls, Inc. Mr. Barth became Chief Executive Officer on October 1, 2002. Mr. Barth served as President, Chief Operating Officer and member of the Board of Directors of Johnson Controls, Inc. since 1997. Mr. Barth is a member of the Executive Committee. Effective January 1, 2004, Mr. Barth will become Chairman of the Board of Directors of Johnson Controls, Inc. and will serve as Chairman of the Executive Committee.

Paul A. Brunner
Director since 1983
Age 68
President and Chief Executive Officer, Spring Capital Inc., Stamford, Connecticut (international investment management), since 1985. President and Chief Executive Officer, ASEA, Inc., 1982 to 1984. President and Chief Operating Officer, Crouse Hinds Co., 1967 to 1982. From 1959 to 1967, he worked for Coopers & Lybrand, an accounting firm, as an audit supervisor, New York office. Mr. Brunner also serves as Chairman of the Audit Committee and financial expert of Trex Company, Inc. Mr. Brunner is the Chairman of the Audit Committee and a member of the Compensation Committee.

Southwood J. Morcott
Director since 1993
Age 65
Retired Chairman, President, and Chief Executive Officer of Dana Corporation, Toledo, Ohio (vehicular and industrial systems manufacturer). Mr. Morcott is a director of CSX Corporation and Navistar International Corp. Mr. Morcott is Chairman of the Compensation Committee and a member of the Corporate Governance Committee.

APPROVAL OF INDEPENDENT AUDITORS FOR FISCAL YEAR 2004

We ask that you approve the appointment of PricewaterhouseCoopers LLP as our independent auditors.

PricewaterhouseCoopers LLP has audited our accounts for many years. The Board appointed them as independent auditors for fiscal year 2004 upon recommendation of the Audit Committee.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS JOHNSON CONTROLS’ INDEPENDENT AUDITORS FOR 2004.

COMPENSATION PLANS SUBJECT TO SHAREHOLDER APPROVAL

Background:	As discussed in the Compensation Committee Report, the Long-Term Performance Plan (LTPP) and the Executive Incentive Compensation Plan (EICP) are important means by which the Company ties the major part of executive officers’ compensation to the performance of the Company. Since the last approval of the LTPP and EICP by the Company’s shareholders in 1999, the LTPP and EICP have provided strong motivation to executives to achieve performance objectives that the Compensation Committee has set and have placed strong emphasis on the building of value for all shareholders.

Shareholder approval of the LTPP and EICP is required for these plans to comply with IRS rules regarding deductibility of compensation. Once approved, these plans must be re-approved by the shareholders every five years. Separate proposals with respect to the ratification of the LTPP and the EICP are set forth below.

Certain awards have been made under the proposed LTPP for Fiscal 2004 contingent on shareholder approval at the 2004 Annual Meeting. Shareholder approval is required to qualify the payments for deductibility under IRS rules. Since the awards depend on base pay on September 30, 2006, the amounts to be paid under the LTPP are not determinable.

Certain formula awards have been made under the proposed EICP for Fiscal 2004 contingent on shareholder approval at the 2004 Annual Meeting. Shareholder approval is required to qualify the payments for deductibility under IRS rules. The amounts to be paid under the EICP are not determinable because the awards will depend on base pay on September 30, 2004. Furthermore, the formula awards can be reduced dependent on an individual’s performance and attainment of objectives over the past year.

In addition to the LTPP and EICP plans, the Board of Directors has approved, subject to shareholder ratification at the 2004 Annual Meeting, the new 2003 Stock Plan for Outside Directors. The Board of Directors has also amended and approved, subject to shareholder ratification at the 2004 Annual Meeting, the 2001 Restricted Stock Plan. The full text of the 2003 Stock Plan for Outside Directors and the 2001 Restricted Stock Plan is set forth in Exhibits D and E, respectively.

RATIFICATION OF THE LONG-TERM PERFORMANCE PLAN

Material Amendments:	The Board has adopted the following material amendments to the LTPP:

• The term of the LTPP has been extended until September 30, 2008. The LTPP was scheduled to expire on September 30, 2003.

• The maximum amount that can be paid under the LTPP in one year to any executive with respect to any three-year performance period has been increased from $3 million to $4 million.

The full text of the LTPP is included as Exhibit B to this proxy statement.

Key Terms of LTPP:	The purpose of the Long-Term Performance Plan is to motivate top executives to achieve long-term increased value to the shareholders of the Company.

Only officers and other key executives of the Company who have a significant influence upon the long-term performance of the Company will be eligible to participate in the LTPP. Participation in one award, however, will not automatically guarantee participation in subsequent years. It is specifically intended that no employee shall have a right to a Performance Award even if an award has been previously granted. Participation for each award under the LTPP will be approved by the Compensation Committee of the Board of Directors after consultation with the Chief Executive Officer of the Company.

For each three-year performance period, within the first 90 days of the period, the Compensation Committee determines the formula for each award under the LTPP and communicates this formula to the executive. The formula is based on specified benchmarks for the Company’s pre-tax return on shareholders’ equity over a three-year period. The benchmarks are determined by the Compensation Committee each year and are adjusted based on the previous year’s performance. At the end of the three-year performance period, the Compensation Committee applies the formula to objective performance results to determine an executive’s award. No amount in excess of $4 million may be paid to any one executive for any performance period.

An executive may elect to have all or part of the award deferred and credited to any of the accounts available under the Company’s qualified Savings and Investment Plan [401(k)].

Upon termination of an executive’s employment, the amount in an executive’s deferred account will be paid at the executive’s option either in lump sum or in up to ten (10) equal annual installments. Lump-sum payments may also be made upon a change in control of the Company, as defined in the LTPP.

Certain awards have been made under the proposed LTPP for fiscal 2004 contingent on shareholder approval at the 2004 Annual Meeting. Since the awards depend on base pay on September 30, 2006, any future amounts to be paid under the LTPP are not determinable.

The LTPP terminates on September 30, 2008. The Compensation Committee may amend the LTPP, subject to IRS regulations that require shareholder approval of material amendments.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE LONG-TERM PERFORMANCE PLAN.

RATIFICATION OF THE EXECUTIVE INCENTIVE COMPENSATION PLAN

Material Amendment:	The Board has adopted the following material amendment to the EICP:

• The maximum amount that can be paid under the EICP to any executive with respect to any year has been increased from $2.5 million to $4.5 million.

The full text of the EICP is included as Exhibit C to this proxy statement.

Key Terms of the EICP:	The purpose of the Johnson Controls, Inc., Executive Incentive Compensation Plan (Deferred Option Qualified) is to provide incentive to the key executives of the Company and its subsidiaries who have the prime responsibility for the operations of the Company and its subsidiaries by making them participants in the Company’s and its subsidiaries’ success.

All executive officers participate in the EICP, subject to approval of the Compensation Committee of the Board of Directors.

For each plan year, within the first 90 days of the year, the Compensation Committee determines the formula for each award under the EICP and communicates this formula to the executive. The formula is based on specified benchmarks for the Company’s pre-tax return on shareholders’ equity and/or division return on assets and growth in operating profits. The benchmarks are determined by the Compensation Committee each year and are adjusted based on the previous year’s performance. At the end of the plan year, the Compensation Committee applies the formula to objective performance results to determine an executive’s award. No amount in excess of $4.5 million may be paid to any one executive for any plan year.

An executive who does not elect to defer payment will receive payment between the 60th and 75th day after the end of the plan year. An executive may elect to have all or part of the award deferred and credited to any of the accounts available under the Company’s qualified Savings and Investment Plan [401(k)].

Upon termination of an executive’s employment, the amount in an executive’s deferred account will be paid at the executive’s option either in lump sum or in up to ten (10) equal annual installments. Lump-sum payments may also be made upon a change in control of the Company, as defined in the EICP.

Certain formula awards have been made under the proposed EICP for fiscal 2004 contingent on shareholder approval at the 2004 Annual Meeting. The awards will depend on base pay on September 30, 2004. The Committee may adjust a participant’s formula award based upon the individual’s performance and attainment of objectives during the Plan year. Awards may be designated by the Committee at the time of grant as being subject to Internal Revenue Code of 1986, Section 162(m). Because the formula awards can be increased or reduced dependent on an individual’s performance and attainment of objectives over the past year, any amounts to be paid under the EICP are not determinable.

The Compensation Committee may amend the EICP, subject to IRS regulations that require shareholder approval of material amendments.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE EXECUTIVE INCENTIVE COMPENSATION PLAN.

RATIFICATION OF THE 2003 STOCK PLAN FOR OUTSIDE DIRECTORS

The Board of Directors has adopted, subject to shareholder approval and ratification, a new 2003 Stock Plan for Outside Directors.

Purpose:	The purpose of this Plan is to advance the Company’s growth and success and to advance its interests by attracting and retaining well-qualified outside directors upon whose judgment the Company is largely dependent for the successful conduct of its operations and by providing such individuals with incentives to put forth maximum efforts for the long-term success of the Company’s business.

The full text of the 2003 Stock Plan for Outside Directors is included as Exhibit D to this proxy statement.

Effective Date:	The effective date of the Plan is the date of its approval by the shareholders of the Company.

Stock Subject to the Plan:	40,000 shares (80,000 shares after the stock split) of common stock are available for awards under this Plan. Shares of common stock to be delivered under the Plan are made available from presently authorized but unissued shares of common stock or authorized and issued shares of common stock reacquired and held as treasury shares, or a combination thereof.

Administration:	The Plan is administered and interpreted by the Corporate Governance Committee of the Board of Directors.

Grants of Common Stock:	On and after January 28, 2004, any newly elected or appointed individual to the Board of Directors as an outside director, who was not serving on the Board of Directors prior to that date, is granted 400 shares (800 shares after the stock split) of common stock upon such Director’s election or appointment.

On January 28, 2004, and on the date of each subsequent annual meeting of shareholders of the Company (the “Grant Date”), an outside director, if elected, re-elected or retained as an outside director at such meeting, will be granted such number of shares of common stock, rounded down to the nearest whole share, whose value on the Grant Date will equal and serve as fifty (50) percent of the annual retainer fee voted by the Board of Directors, exclusive of any meeting or committee fees. The value of a share of common stock on the Grant Date is determined as the closing sales price on that date, or on the next preceding trading day if such date was not a trading day, as reported on the New York Stock Exchange. The remaining percent of the annual retainer fee is paid in cash less any required withholdings for taxes and related charges. Directors elected during the year are granted a proportionate share of the annual retainer fee at the time of their election, with fifty (50) percent each in common stock and cash as set forth above.

Termination of Services as Outside Director:	If an outside director ceases to serve on the Board of Directors, or in the event of a change in control, all future rights to receive common stock under the Plan shall terminate immediately; however, the outside director is entitled to immediately receive the amount in his/her deferred account. The outside director has the option of receiving funds in either a lump sum or in up to ten (10) equal annual installments.

Termination and Amendment of Plan:	The Board of Directors may amend or terminate the Plan as it deems necessary or advisable to assure conformity of the Plan with any requirements of state and federal laws or regulations. The Board of Directors may not, however, without further approval by the shareholders of the Company, make any modifications which require shareholder approval under the federal securities laws or the rules of the New York Stock Exchange.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE 2003 STOCK PLAN FOR OUTSIDE DIRECTORS.

NEW PLAN BENEFITS

2003 STOCK PLAN FOR OUTSIDE DIRECTORS

		Number of
Name and Position(1)	Dollar Value($)	Shares/ Units

Executive Group	0.00	0
Non-Executive Director Group	0.00	0
Non-Executive Officer Employee Group	0.00	0

(1)	The table states the determinable compensation of all current directors as a group who are not executive officers of the Company. Benefits of the Plan do not apply to the Executive and Non-Executive Officer Employee groups.

APPROVAL OF THE 2001 RESTRICTED STOCK PLAN AMENDMENT

Material Amendments:	The Board has adopted the following material amendment to the 2001 Restricted Stock Plan:

• The maximum number of treasury shares authorized for use in the 2001 Restricted Stock Plan has been increased from 250,000 shares to 750,000 shares (1.5 million shares after the stock split).

The full text of the 2001 Restricted Stock Plan is included as Exhibit E to this proxy statement.

Key Terms of the 2001 Restricted Stock Plan:	The Restricted Stock Plan has two complementary purposes: (1) to promote the success of the Company by providing incentives to the Company’s and subsidiaries’ officers and other key employees who will link their personal interests to the long-term financial success of the Company and to growth in value; and (2) to permit the Company and its subsidiaries to attract, motivate and retain experienced and knowledgeable employees upon whose judgment, interest, and special efforts the successful conduct of the Company’s operations is largely dependent.

The aggregate number of shares that can be issued under the Plan cannot exceed 750,000 shares (1.5 million shares after the stock split). Shares delivered under the Plan will consist solely of authorized and issued shares of common stock reacquired and held as treasury shares.

The Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee of the Board of Directors has the authority to select the employees to receive an award.

Restricted shares cannot be sold, transferred, pledged or assigned, and can be subject to a substantial risk of forfeiture, until the termination of the applicable period of restriction as determined by the participant’s award or provided under the Plan agreement. During the period of restriction, the Company has the right to hold the restricted shares in escrow. Restricted shares become vested in, and freely transferable by, the participant after the last day of the period of restriction.

Each participant is entitled to receive a credit for any dividends or other distributions delivered on shares, whether in the form of cash or in property. These amounts are subject to the Period of Restriction. If a participant’s employment is terminated, his or her interest in unvested Restricted Shares and related dividends or other distributions are forfeited, except in the event of death. In the event of a change in control, a participant retains his or her interest in unvested Restricted Shares and related dividends or other distributions.

At any time, the Board of Directors may terminate, amend or modify the Plan. The Board of Directors may not, however, without further approval by the shareholders of the Company make any modifications which require shareholder approval under the federal securities laws or the rules of the New York Stock Exchange or any other regulatory body. The Board of Director’s determination and decisions made pursuant to the provisions of the Plan and all related orders or resolutions of the Board are final, conclusive, and binding and such decisions are not be reviewable.

The Plan became effective on October 1, 2001. The Plan will remain in effect, subject to the right of the Board to terminate the Plan until all shares reserved for issuance under the Plan have been issued.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2001 RESTRICTED STOCK PLAN AMENDMENT.

NEW PLAN BENEFITS

2001 RESTRICTED STOCK PLAN

		Number of Shares/
Name and Position(1)	Dollar Value($)	Units(2)

John M. Barth		40,000
President and Chief Executive Officer
James H. Keyes		0
Chairman
Stephen A. Roell		16,000
Senior Vice President and Chief Financial Officer
Giovanni Fiori		0
Executive Vice President, President Johnson Controls International
Keith E. Wandell		18,000
Vice President, President Automotive Group
Executive Group		0
Non-Executive Director Group		0
Non-Executive Officer Employee Group		0

(1)	Benefits of the Plan do not apply to the Non-Executive Director Group. No awards have been made to the members of the Non-Executive Officer Employee Group since the Plan’s inception.

(2)	The grant dates for the number of shares/ units are in January 2004, therefore, the dollar value is not determinable as of the date of this Proxy Statement. The number of shares/units above are shown without regard to the stock split announced on November 19, 2003.

BOARD INFORMATION

Board Meetings:	In 2003, the Board held a total of six regular meetings. Each director of the Company attended in excess of 86.7% of the aggregate number of meetings of the Board and the total number of meetings of all committees of the Board on which such director served during the time each such director was a member of the Board. Further, the Board has established a presiding director position. The presiding director is a rotational assignment held in turn by the independent Chairmen of the Audit, Corporate Governance, Compensation, and Pension and Benefits Committees. In addition, the Board requires executive sessions of the directors at the regular Board meetings. During these executive sessions and when the chairman is unavailable, the presiding director has the power to lead the meeting, set the agenda, and determine the information to be provided.

Board Committees:	Executive Committee: The primary functions of the committee are to exercise all the powers of the Board when the Board is not in session, as permitted by law. The Executive Committee held no meetings last year. Members: Mr. Keyes, Chairman, and Messrs. Barnett, Barth, Cornog, Davis, and Teerlink.

Audit Committee: The primary functions of the committee are to:

• Review annually the internal audit and other controls established by management;

• Evaluate and report on the independence of independent accountants;

• Assess the financial reporting process and selection of accounting policies;

• Review management’s evaluation and proposed selection of independent accountants;

• Review the audit plans prepared by internal audit and independent accountants;

• Review management’s proposed procedures for confidential reporting of concerns regarding internal accounting controls, accounting and auditing matters;

• Review information required to be disclosed by management under Section 302 of the Sarbanes-Oxley Act of 2002;

• Preapprove all auditing services and permitted non-audit services to be performed by the Company’s independent accountants;

• Review significant issues concerning litigation, contingent liabilities, tax and insurance as reflected in periodic reports to the SEC;

• Review management information systems;

• Review and monitor compliance procedures;

• Report the results or findings of all activities to the Board on a periodic basis; and

• Review annually the committee’s performance and report findings and recommendations to the Board.

The Audit Committee held four regular and three review meetings last year. All members are independent directors.

Members: Mr. Brunner, Chairman, and Messrs. Cornog, Davis, and Teerlink.

Compensation Committee: The primary functions of the committee are to:

• Recommend to the Board the selection and retention of officers and key employees;

• Review and approve compensation for the Chief Executive Officer and senior executives;

• Approve salary structures and officer gradings for elected officers;

• Administer and recommend amendments to the executive compensation plans;

• Establish objectives, determine performance, and approve salary adjustments of the Chief Executive Officer;

• Approve disclosure statements of executive compensation;

• Approve the retention and termination of outside compensation consultants;

• Review the Company’s executive compensation programs with outside consultants and recommend such programs to the Board;

• Review annually the committee’s performance and report findings and recommendations to the Board;

• Review a management succession plan and recommend management succession decisions;

• Review and approve employment related agreements for the Chief Executive Officer and senior executives; and

• Report the results or findings of these activities to the Board on a periodic basis.

The Compensation Committee held four meetings last year. All members are independent directors. Members: Mr. Morcott, Chairman, and Messrs. Brunner, Joerres, and Lacy.

Corporate Governance Committee: The primary functions of the committee are to:

• Recommend to the Board nominees for directors;

• Consider shareholder nominated candidates for election as directors;

• Recommend the size and composition of the Board;

• Develop guidelines and criteria for the qualifications of directors for Board approval;

• Approve director compensation programs;

• Approve committees, committees’ rotational assignments, and committee structure for the Board;

• Approve and review performance criteria for the Board;

• Review annually the Committee’s performance and report findings and recommendations to the Board;

• Review and recommend corporate governance practices and policies of the Company;

• Review and decide on conflicts of interest that may affect directors; and

• Report the results or findings of these activities to the Board on a periodic basis.

The Corporate Governance Committee held four meetings last year. All members are independent directors. Members: Mr. Barnett, Chairman, Ms. Black, and Messrs. Archer and Morcott.

Pension and Benefits Committee: The primary functions of the committee are to:

• Review actuarial assumptions and actuarial valuation of the pension plans on an annual basis;

• Review investment policies of the funds of employee benefit plans;

• Select and terminate investment managers as appropriate;

• Review with investment advisors past performance and current investment strategy;

• Review and approve the adoption of any new trust agreements or master trusts implementing the plans;

• Monitor Company policies affecting employee benefit plans; and

• Review plan provisions annually, and propose amendments when necessary.

The Pension and Benefits Committee held five meetings last year. All members are independent directors. Members: Mr. Lacy, Chairman, Ms. Black and Messrs. Barnett and Joerres.

BOARD COMPENSATION

Retainer and Fees:	Non-employee directors receive a $70,000 annual retainer. To encourage such directors to own our shares, they receive 50% of their retainer in our common stock each year. The stock is priced as of the date of the Annual Meeting. New directors also receive a grant of 400 shares (800 shares after the stock split) of common stock upon election or appointment and a pro rata share of the annual retainer for the remainder of that year. This stock is priced as of the date of the first meeting of the Board at which the new director participates. The common stock portion of the annual retainer and the initial grant have previously been provided pursuant the 1992 Stock Plan for Outside Directors. The future common stock provisions will be provided pursuant to the 2003 Stock Plan for Outside Directors, subject to the approval of the shareholders at the 2004 Annual Shareholders Meeting.

Directors also receive $1,500 for each Board or committee meeting they attend, or $2,000 for each meeting they attend of which they are the Chairperson. Audit and Compensation Committee Chairs receive $3,000 for each meeting they chair. Participating members of the Audit Committee also receive a meeting fee for each quarterly financial review meeting they attend. Non-employee directors are also reimbursed for any related expenses.

Non-employee directors are permitted to defer all or any part of their retainer and fees under the Deferred Compensation Plan for Certain Directors. The amount deferred may be invested in any of the accounts available under the Company’s qualified Savings and Investment Plan [401(k)], as the director elects. The deferred amount plus earnings, or gain and dividends, as applicable, are paid to the board member after the director retires or otherwise ceases service on the board.

Other Compensation:	Non-employee directors are eligible to participate in a Director Share Unit Plan. The Company credits $35,000 worth of stock units annually into each non-employee director’s account at the then current market price. Such units are accumulated and credited with dividends until retirement at which time the units will be paid out based upon the market price of the common stock at that time.

COMPENSATION COMMITTEE REPORT

The Committee:	The Compensation Committee is composed only of independent directors as defined by the requirements of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The committee exercises the Board’s powers in compensating the Company’s executives and the executive officers of our Company and its subsidiaries. We make every effort to see that our compensation program is consistent with the values of our Company and furthers its business strategy.

Overall Objectives:	The Company aligns compensation with its values and business objectives. The objectives target customer satisfaction, technology, growth, market leadership and shareholder value. The Compensation Committee has established a program to:

• Attract and retain key executives critical to the long-term success of the Company;

• Reward executives for long-term strategic management and the enhancement of shareholder value;

• Integrate compensation programs, which can focus on pre-tax return on shareholders’ equity, return on investment and growth;

• Support a performance-oriented environment that rewards performance not only with respect to Company goals but also Company performance as compared to that of industry performance levels; and

• Preserve the federal income tax deductibility of compensation paid. Accordingly, the Company has taken appropriate actions to preserve the deductibility of annual incentives, long-term performance plan payments, and stock option awards. However, the Committee may authorize payments that may not be deductible if it believes that this is in the best interests of the Company and its shareholders.

Executive Compensation Generally:	The Compensation Committee reviews executive pay each year. Compensation depends on many factors, including individual performance and responsibilities, future challenges and objectives, and how he or she might contribute to the company’s future success. We also look at the

Company’s financial performance and the compensation levels at comparable companies.

To meet the objectives, we studied competitive compensation data based on surveys provided to the Committee by an independent compensation consultant. The survey for officers and senior managers involved 19 companies. We made adjustments to account for differences in annual sales of our Company and those companies in the survey.

Total Compensation:	Annual executive compensation consists of a base salary and incentive compensation.

Approximately 82% of the total compensation paid to the executive officer group is tied to company performance. This is comparable to the average of the companies in the executive compensation survey. Doing so helps encourage performance that increases the value of your shares.

The Committee sets target minimum and maximum performance levels. Goals are established above the prior year’s goals and prior year’s actual performance. Doing so motivates the officers to encourage future growth and keeps the goals challenging.

Base Salary:	The Committee determines the levels of salary for key executive officers and a salary range for other executives. Factors considered are:

• Salary survey comparison results;

• Prior year salary;

• Changes in individual job responsibilities;

• Past performance of individuals; and, most importantly,

• Achievement or trends toward achievement of specified Company’s goals.

Annual Incentives:	The Committee sets an annual incentive award formula under the Executive Incentive Compensation Plan (EICP). The award is based on specific benchmarks that are consistent with our annual and long-term strategic planning objectives. These benchmarks are also based on achievement of business plans that the Board has approved that include goals of improved performance over the previous year and take into account industry growth and cycles.

At the end of the fiscal year, the Committee applies the formula to objective performance results to determine each executive’s award for the year.

Long-Term Incentives:	All executive officers participate in the Long-Term Performance Plan (LTPP), which serves to motivate executives to achieve longer-term objectives by providing incentive compensation based on our performance over a three-year period. Under the LTPP, the Committee assigns an executive a contingent performance award. The executive may earn this award based upon the Company’s return on shareholder equity during the specified three-year period relative to the Standard & Poor’s 500 Index (less transportation, financials and utilities sectors) median return on shareholders’ equity over the same period. At the end of the period, the Committee determines the Company’s relative performance results to determine the actual LTPP award amount.

Restricted Stock Plan:	The Committee grants restricted stock under the 2001 Restricted Stock Plan. The Committee determines the participants, the size of the award, and its terms and conditions. The Board has authorized 750,000 shares (1.5 million shares after the stock split) of treasury stock, pending shareholder approval, for use in this Plan.

Executive Deferred Compensation Plan:	Executive officers are permitted to defer all or any part of their compensation received under the Executive Incentive Compensation Plan, the Long-Term Performance Plan, the 1992 Stock Option Plan, the 2000 Stock Option Plan, and the 2001 Restricted Stock Plan under and pursuant to the terms of the Executive Deferred Compensation Plan. The Executive Deferred Compensation Plan amends, consolidates, and implements the various deferral options contained in the above-mentioned benefit plans. Each individual for whom a deferral account is maintained under the above-mentioned benefit plans is automatically enrolled in the Executive Deferred Compensation Plan.

Stock Option Program:	The Committee grants stock options under the 2000 Stock Option Plan. The Committee determines which individuals are awarded stock options, the terms at which option grants shall be made, the terms of the options, and the number of shares subject to each option.

Savings and Investment Plan [401(k)]:	Executive officers may participate in the Company’s Savings and Investment Plan [401(k)], which includes Company contributions to the plan, and an Equalization Benefit Plan under which certain executives are entitled to additional benefits that cannot be paid under qualified plans due to Internal Revenue Code limitations. Employee and Company contributions in excess of qualified plan limits are accounted for as if invested in various accounts.

Stock Ownership Guidelines:	The Executive Stock Ownership Policy requires all officers and senior executives in each business group, within five years of becoming subject to the policy, to hold the Company’s common stock in an amount of one to three times their annual salary.

The 1995 Common Stock Purchase Plan for Executives (CSPPE) facilitates the acquisition of common stock by executives subject to the Executive Stock Ownership Policy. Participants in the CSPPE may deduct from their pay up to $2,500 per month to purchase shares of common stock. The price of each share is 100% of the average price of shares purchased by Wells Fargo Bank Minnesota, N.A. as agent for the participants. No brokerage fees or commissions are charged and the Company bears the expense of administering the CSPPE.

CEO Compensation:	Mr. Barth’s total compensation is based on the Company’s outstanding performance, his individual performance, executive compensation levels at other companies, the desire to retain his services, and the terms of his employment agreement. His salary and incentives reflect the leadership, vision and focus he has provided to the Company.

Mr. Barth’s base salary increased to $1,150,000 in 2003 from $840,000 in 2002. This increase was a result of Mr. Barth’s promotion from President and Chief Operating Officer to President and Chief Executive Officer and his outstanding performance during the year. His salary approximated the average base salary for other chief executive officers for the 19 companies reviewed.

Approximately 88% of Mr. Barth’s compensation was tied to company performance. Mr. Barth’s fiscal 2003 EICP award of $1,791,000 was based upon the return on shareholder’s equity and operating income growth for the Company for fiscal 2003 and represented 72% of the maximum amount available under the criteria set forth by the Committee. In fiscal 2003, Mr. Barth received payment under the LTPP of $2,243,000, which is based upon the Company’s return on shareholder equity over the past three fiscal years and represents 83% of the maximum amount available under the criteria established by the Committee. Mr. Barth also received an option award of 175,000 shares on November 20, 2002. Subject to shareholder approval of the 2001 Restricted Stock Plan amend-

ment, Mr. Barth receives a restricted stock grant of 40,000 shares on January 28, 2004.

Southwood J. Morcott, Chairman

Paul A. Brunner

Jeffrey A. Joerres

Willam H. Lacy
Members, Compensation Committee

AUDIT COMMITTEE REPORT

The Board of Directors appoints an Audit Committee each year to review the Company’s financial matters. In 2003, the Board adopted amendments to the written charter governing the Audit Committee. This charter is attached to this proxy statement as Appendix A. Each member of the Company’s Audit Committee meets the independence requirements set by the New York Stock Exchange as detailed in the Corporate Governance Guidelines. The Board of Directors has determined that Messrs. Lacy, Brunner, Cornog, Joerres, Morcott, and Teerlink are financial experts as defined by the Securities and Exchange Commission. The Audit Committee members reviewed and discussed with management the audited financial statements for the fiscal year ending September 30, 2003. The Audit Committee also discussed all the matters required to be discussed by Statement of Auditing Standard No. 61 with the Company’s independent auditors, PricewaterhouseCoopers LLP. The Audit Committee received a written disclosure and letter from PricewaterhouseCoopers LLP as required by Independence Standards Board Standard No. 1. Based on their review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report to shareholders and Form 10-K to be filed with the Securities and Exchange Commission.

RELATIONSHIP WITH INDEPENDENT AUDITORS

The Audit Committee selects, subject to shareholder approval, our independent auditors for each fiscal year. During the fiscal year ended September 30, 2003, PricewaterhouseCoopers LLP was employed principally to perform the annual audit and to render other services. Fees paid to PricewaterhouseCoopers LLP for each of the last two fiscal years are listed in the following table. Certain amounts for fiscal year 2002 have been reclassified to conform to 2003 presentation.

	Audit	Audit-
Year Ended	Services	Related		All Other
September 30,	Fees	Fees	Tax Fees	Fees

2003	$7,160,000	$2,635,000	$2,939,000	$896,000
2002	$5,193,000	$1,152,000	$2,178,000	$2,793,000

Audit services fees include fees for services performed to comply with Generally Accepted Auditing Standards (GAAS), including the recurring audit of the Company’s consolidated financial statements. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, such as procedures related to audit of income tax provisions and related reserves, consents and assistance with and review of documents filed with the Securities and Exchange Commission (SEC).

Audit-related fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions, consultations regarding

Generally Accepted Accounting Principles, reviews and evaluations of the impact of new regulatory pronouncements, general assistance with implementation of the new SEC and Sarbanes-Oxley Act of 2002 requirements and audit services not required by statute or regulation. Audit-related fees also include audits of pension and other employee benefit plans, as well as the review of information systems and general internal controls unrelated to the audit of the financial statements.

Tax fees primarily include fees associated with tax audits, tax compliance, tax consulting, as well as domestic and international tax planning. This category also includes tax planning on mergers and acquisitions, restructurings, as well as other services related to tax disclosure and filing requirements.

All other fees primarily include fees associated with treasury advisory services and reviews associated with U.S. customs compliance.

The Audit Committee has concluded the provision of the non-audit services listed above as “All Other Fees” is compatible with maintaining the auditors’ independence.

The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent auditor. These procedures include reviewing a budget for audit and permitted non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature and therefore anticipated at the time the budget is submitted. Audit Committee approval is required to exceed the budget amount for a particular category of non-audit services and to engage the independent auditor for any non-audit services not included in the budget. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile, and whether the services enhance the Company’s ability to manage or control risks and improve audit quality. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Audit Committee.

Paul A. Brunner, Chairman
Robert A. Cornog
Willie D. Davis
Richard F. Teerlink
Members, Audit Committee

PERFORMANCE GRAPH

Explanation of the Graph:	The line graph below compares the cumulative total shareholder return on our common stock with the cumulative total return of companies on the Standard & Poor’s 500 Stock Index and companies formerly on the S&P’s Manufacturers (Diversified Industrials) Index.* This graph assumes the reinvestment of dividends.

Comparison of Five Year Cumulative Total Return Among S&P 500 Index,

S&P Manufacturers (Diversified Industrials)
Index* and Johnson Controls, Inc.

COMPANY/INDEX	9/98	9/99	9/00	9/01	9/02	9/03

Johnson Controls, Inc.	100	144.85	118.62	148.42	177.61	222.56

S&P Manufacturers (Diversified Industrials)*	100	156.73	154.95	139.15	105.95	137.98

S&P 500 Comp-Ltd.	100	127.79	144.75	106.24	84.49	105.09

*	The Manufacturers (Diversified Industrials) Index was discontinued as a formal index of Standard & Poor’s effective December 31, 2001. The company has replicated the index using return data for the fourteen (14) companies that comprised the Manufacturers (Diversified Industrials) Index as of that date.

EXECUTIVE COMPENSATION

The following table summarizes the compensation we paid for the past three fiscal years to each of the five most highly compensated executive officers, including the Chief Executive Officer.

SUMMARY OF COMPENSATION TABLE(1)

					Long-Term Compensation

					Awards		Payouts
	Annual Compensation
						Restricted Stock/	Long-Term
				Other Annual	Options/	Or Restricted	Incentive	All Other
Name and	Fiscal	Salary	Bonus	Compensation	SARs	Share unit Value	Payouts	Compensation
Principal Position	Year	($)	($)	($)(2)	(#)(3)	($)(4)	($)(5)	($)(6)

John M. Barth	2003	1,150,000	1,791,000	—	175,000	—	2,243,000	115,892
President and Chief	2002	820,000	1,296,000	—	100,000	2,017,500	907,000	67,879
Executive Officer	2001	681,258	579,000	—	150,000	—	720,000	113,940
James H. Keyes	2003	1,062,498	1,558,000	57,907	—	—	2,438,000	191,892
Chairman	2002	1,225,500	2,411,000	95,123	200,000	3,228,000	1,950,000	107,210
	2001	1,175,001	978,000	143,455	250,000	—	1,440,000	201,600
Stephen A. Roell	2003	538,753	636,000	—	55,000	—	695,000	66,690
Senior Vice President	2002	510,000	753,000	—	40,000	1,210,500	530,000	41,348
and Chief Financial	2001	490,005	340,000	—	50,000	—	420,000	68,580
Officer
Giovanni Fiori	2003	600,000	658,000	—	60,000	—	765,000	—
Executive Vice	2002	480,000	671,000	—	35,000	1,129,800	500,000	—
President and	2001	462,504	246,000	—	50,000	—	367,000	—
President Johnson Controls International
Keith E. Wandell	2003	441,670	791,000	—	42,000	—	630,000	48,334
Vice President and	2002	347,500	554,000	—	20,000	726,300	256,000	34,801
President Automotive	2001	334,998	367,000	—	25,000	—	184,000	47,915
Group

(1)	All stock compensation figures above are shown without regard to the stock split announced on November 19, 2003.

(2)	The aggregate amount of “Other Annual Compensation” which includes perquisites and personal benefits was less than the required reporting threshold (the lesser of $50,000 or 10% of the officer’s annual salary and bonus for the year), with the exception of Mr. Keyes.

(3)	The Company did not grant SARs to any of the five most highly compensated executive officers for the past three years.

(4)	The executive officers are eligible to receive restricted stock and restricted share unit awards under and pursuant to the 2001 Restricted Stock Plan. There were no restricted stock or restricted share unit awards during fiscal years 2001 or 2003. The dollar values shown for these shares are based on the closing price of $80.70 per share on the grant date. The shares awarded to individuals are subject to restriction periods that expire on fifty (50) percent of the shares awarded on January 2, 2004, and fifty (50) percent of the remainder of the shares awarded on January 2, 2006, and the shares are subject to forfeiture until vested. However, earlier vesting may occur due to termination of employment by death or disability, a change in control of the Company, or action by the Compensation Committee. Dividends are paid on shares of restricted stock at the same rate as on unrestricted shares and will be subject to the same terms and conditions (including risk of forfeiture) as the restricted shares to which they relate. As of September 30, 2003, the named executive officers held the following number of shares of restricted stock and/or restricted units, with the values noted (based on a closing price of $94.60 on September 30, 2003): Mr. Barth — 25,000 shares ($2,365,000), Mr. Keyes — 40,000 shares ($3,784,000), Mr. Roell — 15,000 shares ($1,419,000), Mr. Fiori — 14,000 shares ($1,324,400), and Mr. Wandell — 9,000 shares ($851,400).

(5)	In fiscal 2003, based upon the data available at this time, LTPP participants were granted 83% of the target available under the criteria established by the Compensation Committee.

(6)	“All Other Compensation” consists of contributions by the Company on behalf of the named individuals to the Company’s Savings and Investment Plan [401(k)].

Stock Options and Stock Appreciation Rights (SARs) Grants:	The Company has an employee Stock Option Plan under which options to purchase common stock and SARs are granted to officers and other key employees of the Company and its subsidiaries. The per share option/ SAR prices are the fair market value of the Company’s common stock on the date of the grant and the term of the option is ten (10) years. Fifty (50) percent of each award is exercisable two years after the grant date and the remainder is exercisable three years after the grant date.

OPTION GRANTS IN FISCAL YEAR 2003

The following table lists our grants during 2003 of stock options to the executive officers named in the Summary of Compensation Table.

		% of
		Total Options
		Granted to	Exercise or
	Options	Employees in	Base Price	Expiration
Name	Granted	Fiscal 2003	($/Share)	Date	5%($)	10%($)

John M. Barth	175,000	11.69	80.595	11/20/2012	8,870,008	22,478,343
James H. Keyes	0	0	0	0	0	0
Stephen A. Roell	55,000	3.68	80.595	11/20/2012	2,787,717	7,064,622
Giovanni Fiori	60,000	4.01	80.595	11/20/2012	3,041,146	7,706,860
Keith E. Wandell	42,000	2.81	80.595	11/20/2012	2,128,802	5,394,802

The amounts shown above as potential realizable values rely on arbitrarily assumed rates of share price appreciation prescribed by the Securities and Exchange Commission. In assessing those values, please note that the ultimate value of the options, as well as your shares, depends on actual future share values. Market conditions and the efforts of the directors, the officers and others to foster the future success of our Company can influence those future share values.

2002 Options, SAR Holdings and Exercises:	The following table lists the number of shares acquired and the value realized as a result of option exercises during fiscal 2003 for the listed officers. It also includes the number and value of their exercisable and non-exercisable options and SARs as of September 30, 2003.

AGGREGATED OPTIONS/ SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTIONS/ SAR VALUES

			Number of
			Unexercised	Value of Unexercised
	Number of		Options As of	In-The-Money
	Shares		9/30/03	Options
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise	Realized	Unexercisable	Unexercisable

John M. Barth	240,000	$7,239,401	0/350,000	$0/$6,611,090
James H. Keyes	140,000	$9,286,818	690,000/325,000	$29,238,197/$7,492,775
Stephen A. Roell	44,000	$1,317,523	25,000/120,000	$936,155/$2,251,780
Giovanni Fiori	20,000	$814,974	94,000/120,000	$3,427,755/$2,249,955
Keith E. Wandell	12,500	$324,422	33,500/74,500	$1,226,948/$1,324,468

Long-Term Incentive Compensation:	As noted above in the Compensation Committee’s report, the Long-Term Performance Plan (LTPP) rewards executives for helping us achieve sustained performance goals and encourages their continued efforts on our behalf. Payouts of awards granted for fiscal 2003 are tied to our Company’s weighted average return on shareholders’ equity for fiscal years 2003, 2004 and 2005 compared with the median return on shareholders’ equity of the Standard & Poor’s 500 Index (less transportation, financials and utilities sectors) during the same three-year period. To establish a weighted average, performance in the third year of the award is multiplied by 3/6, performance in the second year is multiplied by 2/6, and performance in the first year is multiplied by 1/6. If the Company’s average level of return is:

• Less than the 45th percentile of the return for companies in the Index, no award is earned;

• Equal or greater than the 45th percentile, the threshold amount is earned;

• Equal to or greater than the 50th percentile, the target amount is earned;

• Equal to or greater than the 55th percentile, 110% of the target amount is earned;

• Equal to or greater than the 60th percentile, 120% of the target amount is earned;

• Equal to or greater than the 65th percentile, 150% of the target amount is earned; and

• At or above the 75th percentile, the maximum amount, 180% of the target amount, is earned.

LONG-TERM INCENTIVE PLANS — AWARDS IN FISCAL 2003(1)

	Amount of	Performance
	Contingent	Period Until
	Performance	Maturation or	Threshold	Target	Maximum
Name	Award($)	Payout	($)	($)	($)

John M. Barth	1,723,000	Fiscal Years	1,378,000	1,723,000	3,101,000
James H. Keyes	1,625,000	2003-2005	1,300,000	1,625,000	2,925,000
Stephen A. Roell	511,000		409,000	511,000	920,000
Giovanni Fiori	530,000		424,000	530,000	954,000
Keith E. Wandell	528,000		422,000	528,000	950,000

(1)	The values in this table were calculated based on each executive’s salary that will be effective January 1, 2004. Mr. Keyes’ award, however, is based on his base compensation effective April 1, 2002. Actual values at the time of payout will be calculated using each executive’s base salary on the last day of the performance period, and therefore, the values in the table could increase or decrease. The maximum values in the table may not be increased higher than the maximum of $4 million under the LTPP (subject to shareholder approval).

Retirement Plans:	The following table shows the maximum annual retirement benefits payable under the Company’s plans, including amounts attributable to the Company’s Equalization Benefit Plan. Under the Johnson Controls Pension Plan (the “Plan”), participants become entitled to benefits after five years of service with the Company or any of its subsidiaries, and the normal retirement date is a participant’s 65th birthday.

The Internal Revenue Code places maximum limitations on the amount of benefits that may be paid under the Plan. The Company has adopted an Equalization Benefit Plan under which certain executives are entitled to pension benefits that cannot be paid under the qualified Plan due to these limitations.

PENSION PLAN TABLE*

Average Annual
Compensation in
Highest 5
Consecutive Years
of Last 10 Years
Before Retirement	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years

300,000	76,500	102,000	127,500	153,000	170,250	187,500
600,000	153,000	204,000	255,000	306,000	340,500	375,000
900,000	229,500	306,000	382,500	459,000	510,750	562,500
1,200,000	306,000	408,000	510,000	612,000	681,000	750,000
1,500,000	382,500	510,000	637,500	765,000	851,250	937,500
1,800,000	459,000	612,000	765,000	918,000	1,021,500	1,125,000
2,100,000	535,500	714,000	892,500	1,071,000	1,191,750	1,312,500
2,400,000	612,000	816,000	1,020,000	1,224,000	1,362,000	1,500,000
2,700,000	688,500	918,000	1,147,500	1,377,000	1,532,250	1,687,500
3,000,000	765,000	1,020,000	1,275,000	1,530,000	1,702,500	1,875,000
3,300,000	841,500	1,122,000	1,402,500	1,683,000	1,872,750	2,062,500
3,600,000	918,000	1,224,000	1,530,000	1,836,000	2,043,000	2,250,000

*	Assuming normal retirement age and years of service under provisions in effect on September 30, 2003, and assuming retirement on that date.

Years of Service:	As of September 30, 2003, the executive officers named in the Summary of Compensation Table were credited with the following years of service under the Plan: Mr. Keyes, 34 years, Mr. Barth, 33 years, Mr. Roell, 20 years, and Mr. Wandell 15 years. Mr. Fiori is not a participant in the Plan, however, he is party to a letter agreement with the Company under which he would receive certain retirement-related payments, based on the normal retirement date of his 65th birthday.

Benefits Accrual:	Pension plans of the Company apply to certain salaried and non-union hourly employees of the Company, including officers of the Company. Under the Plan, benefits are accrued according to the following formula: 1.15% of participant’s average monthly compensation multiplied by the participant’s years of benefit service plus 0.55% of average monthly compensation in excess of the participant’s covered compensation multiplied by the participant’s years of benefit service. The amounts payable may be adjusted to reflect the participant’s decision on survivor benefits, early retirement or termination, and in some instances age.

Definitions:	“Average Monthly Compensation” is defined as the average monthly compensation, including salary and bonus, for the highest five consecutive years in the last 10 years.

“Covered Compensation” means the average of compensation subject to Social Security taxes (including salary and bonus) for the 35-year period ending in the year the participant attains Social Security Retirement Age; i.e., the age at which the participant may be entitled to full Social Security payments.

EMPLOYMENT AGREEMENTS

Employment Agreements Generally:	We have employment agreements with each of the named executive officers of the Company. These agreements provide that employment shall continue unless terminated by either the Company or the employee.

Termination:	The agreements provide for termination by the Company for cause, for death or disability and under certain circumstances without cause. If terminated without cause, the employee is entitled to receive pay in an amount equal to or greater than two times the Company’s termination allowance policy or an amount equal to 52 weeks’ earnings of the employee. If terminated for cause, the employee’s compensation is terminated immediately.

Change of Control:	We also have change of control agreements with each of these officers. In the event of a change of control, the agreements provide for a severance payment equal to three times the executive’s annual compensation plus a lump sum payment equal to lost benefits under the retirement plan if the executive is terminated other than for cause or with good reason to terminate employment. If the amount paid upon termination exceeds amounts established under the Internal Revenue Code, which results in payment of additional federal taxes, the executive will receive an additional payment so that the executive will retain the full amount to which he is entitled under the agreement. The executive also has 30 days at the end of the first year after a change of control to terminate his employment for any reason and still receive this benefit.

The EICP, LTPP, 2000 Stock Option Plan, 2001 Restricted Stock Plan, as amended, and Deferred Compensation Plan for Certain Directors provide that, in the event of a change of control of our Company, participants, including the named executives, shall be entitled to receive early payment of deferred amounts and immediate payout of current amounts attributable to participants.

Executive Survivor Benefits Program:	The Company has in effect an Executive Survivor Benefits Plan for certain executives. Coverage under this plan is in lieu of the Company’s regular group life insurance coverage. If a participating executive dies while he or she is employed by the Company, his or her beneficiary is entitled to payments of between 90% and 100% (depending on the executive’s age) of the executive’s final base annual salary for a period of 10 years.

Transition Agreement with James H. Keyes:	On July 23, 2003, the Company announced that the Board of Directors had executed a Transition Agreement (the “Agreement”) to accommodate Mr. Keyes’s decision to retire on December 31, 2003. Under this Agreement, Mr. Keyes will continue to serve as Chairman of the Company’s Board of Directors (the “Board”) until December 31, 2003 (the “Transition Period”). Effective January 1, 2004, through September 30, 2004, Mr. Keyes will provide consulting services to the Company and will continue to assist in the smooth transition of his duties and responsibilities (the “Consultancy Period”). Mr. Keyes will continue to serve as a non-executive Director of the Board for his current term, which expires at the 2005 Annual Shareholders Meeting.

During the Transition Period, Mr. Keyes will receive his current base salary of $83,333 per month and continue to participate in benefit plans until December 31, 2003. Mr. Keyes’ participation in the EICP, LTPP, 2000 Stock Option Plan, and 2001 Restricted Stock Plans was limited to the period ending October 1, 2003.

For his services provided during the Consultancy Period, Mr. Keyes will be paid a total of $250,000. This total will be paid in monthly installments or in such other installments as may be mutually agreed upon. His services will be performed at mutually agreed upon times at the request and direction of the Company’s Chief Executive Officer.

Effective January 1, 2004, for his service as a non-executive director of the Company’s Board, Mr. Keyes will receive the customary retainer, fees, and awards that may during such times be provided by the Company to its non-executive directors.

JOHNSON CONTROLS SHARE OWNERSHIP

Directors and Officers:	The following table lists our common stock ownership as of October 31, 2003, for the persons or groups specified. Ownership includes direct and indirect (beneficial) ownership as defined by the Securities and Exchange Commission rules. To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted. None of these persons beneficially owns more than 1% of the outstanding common stock. All stock figures below are shown without regard to the stock split announced on November 19, 2003.

	Amount and		Units Representing
	Nature(1) of	Options Exercisable	Deferred
Name of Beneficial Owner	Stock Ownership	within 60 days(2)	Compensation(3)

John M. Barth	125,431	125,000	64,303
James H. Keyes	98,877	915,000	126,993
Stephen A. Roell	77,411	70,000	22,214
Giovanni Fiori	31,050	136,500	16,959
Keith E. Wandell	18,508	56,000	8,863
Dennis W. Archer	400		1,446
Robert L. Barnett	1,472		28,669
Natalie A. Black	882		4,151
Paul A. Brunner	14,768		7,622
Robert A. Cornog	4,730		12,667
Willie D. Davis	5,168		7,512
Jeffrey A. Joerres	782		2,776
William H. Lacy	6,938		8,191
Southwood J. Morcott	3,321		11,437
Richard F. Teerlink	5,224		5,106
All directors and executive officers as a group (not including deferred shares referred to in footnote (3))	528,211	1,649,800
Shares outstanding — combined common and preferred, which has been converted to common	94,136,128
TOTAL PERCENT OF CLASS OF COMMON STOCK EQUIVALENTS	0.56%	1.75%

(1)	Includes all shares for each officer or director that directly has or shares the power to vote or direct the vote of such shares, or to dispose of or direct disposition of such shares.

(2)	Reflects common stock equivalents of stock options exercisable within sixty (60) days that are owned by these officers.

(3)	Reflects common stock equivalents of common and preferred units under the deferred and equity-based compensation plans that are owned by these officers and directors. Units will not be distributed in the form of common stock.

Schedule 13G Filings:	The Company believes that the following table is an accurate representation of beneficial owners of more than 5% of any class of the Company’s securities. The table is based upon reports on Schedules 13G filed with the Securities and Exchange Commission or other information believed to be reliable.

		Amount and
	Name and Address	Nature of	Percent of
Title of Class	of Beneficial Owner	Ownership	Class

Series D Convertible Preferred Stock $1.00 Par Value	Fidelity Management Trust Company 82 Devonshire Street Boston, MA 02109	188.3073 (1)	100%

(1)	Fidelity Management Trust Company reported to the Company as of October 31, 2003, that it held shared voting power and sole dispositive power with respect to the shares indicated above in its capacity as trustee of the Johnson Controls, Inc., Employee Stock Ownership Trust.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Company’s equity compensation plans in effect as of September 30, 2003. All stock figures below are shown without regard to the stock split announced on November 19, 2003.

	(a)	(b)	(c)

Number of
Securities
		Weighted	Remaining Available
		Average	for Future Issuance
	Number of Securities	Exercise Price of	Under Equity
	to Be Issued upon	Outstanding	Compensation
	Exercise of	Options,	Plans (Excluding
	Outstanding Options,	Warrants and	Securities Reflected
Plan Category	Warrants and Rights	Rights	in Column (a))

Equity compensation plans approved by security holders	5,159,704	$67.012	6,174,920
Equity compensation plans not approved by security holders	0	N/A	92,000
Total	5,159,704		6,266,920

VOTING PROCEDURES

Election of Directors:	To be elected, directors must receive a plurality of the shares present and voting in person or by proxy, provided a quorum exists. A quorum is present if at least a majority of the outstanding shares on the record date are present in person or by proxy. Plurality means that the number of directors who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

Other Proposals:	To be approved, each of the proposals: (a) to approve the election of PricewaterhouseCoopers LLP as our independent auditors for 2004; (b) to ratify the Long-Term Performance Plan; (c) to ratify the Executive Incentive Compensation Plan; (d) to ratify the 2003 Stock Plan for Outside Directors; and (e) to approve the 2001 Restricted Stock Plan amendment must receive more votes “FOR” the proposal than “AGAINST.” For purposes of determining the vote with respect to these proposals, any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact.

The enclosed proxies will be voted in accordance with the instructions you place on the proxy card. Unless otherwise stated, all shares represented by your returned, signed proxy will be voted as the Board recommends for each proposal as noted in the Notice of this proxy statement. Proxies may be revoked as indicated in the corresponding “Questions and Answers” section.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a)	Based on a review of reports filed by our directors, executive officers and of beneficial holders of 5% or more of our shares, and upon representations from those persons, all reports required to be filed during 2003 with the Securities and Exchange Commission under Section 16(a) of the Securities Exchange Act of 1934 were timely made.

By order of the Board of Directors.

John P. Kennedy, Senior Vice President, Secretary and General Counsel December 8, 2003

Appendix A

Johnson Controls, Inc.

Board of Directors
Audit Committee
Charter

Mission Statement

The Audit Committee (the “Committee”) will assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities regarding (i) the integrity of the Company’s financial statements; (ii) the Company’s process for financial reporting and monitoring compliance with laws and regulations; (iii) the independent auditor’s qualifications and independence; (iv) the performance of the Company’s internal audit function and independent auditor; (v) the Company’s internal control system; and (vi) the Company’s ethics policy. References in this charter to the independent auditor shall be deemed to include the registered public accounting firm. In performing its duties, the Committee will maintain an effective independent working relationship with the Board, management, the internal auditors and the independent auditor.

The Committee will prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement. The Committee charter will be included in the Company’s website and at least triennially in the Company’s annual proxy statement.

The Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.

Organization

The Committee will consist of at least four members. Committee members may not have a material relationship with the Company, as determined by the Board. All Committee members must meet the independence, experience and expertise requirements of the New York Stock Exchange, Section 10A of the Securities Exchange Act of 1934 (the “Exchange Act”), the rules and regulations of the Commission and the Corporate Governance Guidelines applicable to the Company. Each member must possess a detailed understanding of the responsibilities of Committee membership as well as the Company’s business, operations and risks. At least one member must have accounting or related financial management expertise. The Company will disclose in its periodic reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act whether or not (and if not, why not) the Committee includes at least one member who is an “audit committee financial expert,” as defined by the rules of the Commission.

No member of the Committee will receive compensation from the Company other than Board of Directors’ and Board Committee members’ fees. The Committee will meet at least four times per year.

The members shall be elected to the Committee by the Board, on the recommendation of the Corporate Governance Committee, annually or as necessary to fill vacancies in the interim. The Board shall designate one of the Committee members as chairperson. Committee members may be replaced by the Board. Simultaneous service on the Audit Committees of more than two (2) other public companies will be reviewed by the Board for a determination, to be reported in the Company’s annual proxy statement, that such service does not impair the effective service of Committee members.

Roles and Responsibilities

Funding, Committee Meetings and Reports to the Board

The Company will provide the Committee with the appropriate funding to the extent the Committee deems necessary or appropriate to exercise its authority, and for other ordinary administrative expenses that the Committee determines are necessary or appropriate to carry out its duties. Board approval shall not be required for such funding. The Committee may obtain advice and assistance from independent legal, accounting or other advisors as it deems necessary to carry out its duties. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Committee will meet with management, the internal auditors and the independent auditor in separate executive sessions at least quarterly and will make regular reports to the Board. Management will be asked to report whether significant findings and recommendations made by the internal auditors and the independent auditor have been addressed in a timely manner. Annually, the performance of the Committee and the Committee Charter will be reviewed by the members.

Internal Control

The Committee will encourage management to communicate the importance of internal control and to ensure that all employees are aware of the Company’s internal control policies and procedures. Further, the Committee will review and discuss with management the implementation of internal control recommendations made by the internal auditors and the independent auditor. Additionally, the Committee will periodically review with management the status of major information technology plans and their potential effect on the internal control environment. The Committee will review the results of management’s evaluations and certifications required under Sections 302, 404 and 906 of the Sarbanes-Oxley Act of 2002, and related Commission regulations. Also, the Committee will review the scope and results of testing done by the independent auditor to support its attestation report required under Section 404 of the Sarbanes-Oxley Act of 2002.

Financial Reporting

The Committee will review and discuss with management and the independent auditor the Company’s accounting policies, which may be viewed, as critical, and review and discuss any significant changes. Significant accounting and reporting developments, including recent professional and regulatory pronouncements, as well as off-balance sheet structures, and their impact on the Company’s financial statements will be reviewed and understood. Minutes of the Company’s Disclosure Committee will be forwarded to the Audit Committee for review on a timely basis.

The Committee will meet with management and the independent auditor to review and discuss the audited financial statements and the results of the audit. It will be determined whether the audited financial statements are complete and consistent with respect to information known to Committee members, and based upon appropriate accounting principles. Further, the Committee will review the MD&A section of the annual report before its release and consider whether the information is adequate and consistent with Committee members’ knowledge of the Company and its operations. Based on the review and discussions with management and the independent auditor, the Committee will recommend to the Board whether the audited financial statements are appropriate for inclusion in the Company’s annual report on Form 10-K.

The Committee Chairman, and such other members as appropriate, will meet (in person or by phone) with management and the independent auditor to review the quarterly operating results, and financial statements (including the MD&A Section of the quarterly report on Form 10-Q), discuss the results against the prior year, discuss any significant variances from the financial plan and discuss the results of the independent auditor’s review of the quarterly financial statements prior to the filing of the Company’s Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements. The Committee will discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, and hold general discussion on financial information and earnings guidance provided to analysts and rating agencies.

The Committee will discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of any material control deficiencies, the development, selection and disclosure of critical accounting estimates and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company’s financial statements.

The Committee will discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

Compliance Oversight

The Committee will review and advise the Board with respect to the effectiveness of the Company’s system for monitoring compliance with laws and regulations and will periodically obtain any required reports and assurances from the independent auditor, management and the internal auditors.

Compliance with Company Ethics Policy

The Committee will ensure that an Ethics Policy is formalized in writing and that management takes the necessary actions to disseminate the information and educate all employees. The program for monitoring compliance and updates from management and the Company’s General Counsel regarding the annual ethics certification and training processes will be reviewed annually.

The Committee will establish procedures for (i) the receipt, retention and treatment of complaints received from employees of the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding internal accounting controls, questionable accounting or auditing matters.

Internal Audit

The internal auditors’ proposed audit schedule and plans will be approved annually. Internal audit activities and organizational structure of the internal audit function will be reviewed regularly.

Independent Auditor

The independent auditor reports directly to the Committee. The Committee shall be directly responsible for the appointment, retention, compensation, termination and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor) for the purpose of preparing or issuing an audit report, performing other audit, review or attest services or related work. The Committee shall have the sole authority to approve all audit engagement fees and terms.

The Committee shall preapprove all auditing services and permitted non-audit services to be performed for the Company by the independent auditor in accordance with Section 10A(i) of the Exchange Act. Such fees paid to the independent auditor shall be disclosed in the Company’s annual proxy statements and annual reports as required by Section 13(a) of the Exchange Act. In carrying out its duty to approve the fees and terms of the independent auditor, if the Committee approves an audit service within the scope of engagement of the independent auditor, such audit service shall be deemed to have been preapproved. The Committee may delegate its duties to preapprove auditing services and permitted non-audit services to its chairman.

At least annually, the Committee will obtain and review a report by the independent auditor describing (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor’s, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditor, (c) any steps taken to deal with any such issues and (d) all relationships between the independent auditor and the Company.

The Committee will evaluate the qualifications, performance and independence of the independent auditor, including considering whether the independent auditor’s quality controls are adequate and whether the provision of permitted non-audit services is compatible with maintaining the independent auditor’s independence. In making its evaluation, the Committee shall take into account the opinions of management and the internal auditors. The Committee’s evaluation will include a review of the experience, qualifications and performance of the senior members of the independent auditor team, including the engagement partner of the independent auditor. The Committee will oversee the rotation of the engagement partner as required by law and will consider whether, in order to assure continuing independent auditor’s independence, there should be regular rotation of the audit firm itself. The Committee will present its conclusions regarding the independent auditor to the Board, and if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the independent auditor.

The Committee will set policies for the Company’s hiring of employees or former employees of the independent auditor, particularly in light of the “cooling off period” related to prohibition on employment outlined in Section 10A(l) of the Exchange Act.

The Committee will require the independent auditor to communicate whether or not it is aware of any reportable illegal acts.

The Committee will discuss with the independent auditor matters related to the conduct of the audit as required in Statement on Auditing Standards No. 61. In particular, the Committee will discuss quarterly reports from the independent auditor on:

(a)	all critical accounting policies and practices to be used;

(b)	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

(c)	other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

The Committee will discuss the following with the independent auditor:

(a)	the adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management;

(b)	the management letter provided by the independent auditor and the Company’s response to that letter; and

(c)	any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Other Responsibilities

In furtherance of the objectives reflected in this Committee Charter, the Committee will adopt, to the extent that it deems necessary or appropriate, Committee Guidelines.

The Committee shall make regular reports to the Board. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review its own performance.

Appendix B

Johnson Controls, Inc.

Long-Term Performance Plan

ARTICLE 1.

PURPOSE AND DURATION

SECTION 1.1. Purpose. The purpose of the Johnson Controls, Inc. Long Term Performance Plan is to motivate top executives to achieve longer term objectives which will result in long term increased value to the shareholders of the Company.

SECTION 1.2. Duration. The Plan was originally effective as of October 1, 1987, and amended and restated as of October 1, 2001. The Plan was most recently amended and restated effective October 1, 2003. The provisions of the Plan as amended and restated apply to each individual with an interest hereunder on or after October 1, 2003; provided that no amendment hereto shall adversely affect the right of any Participant with respect to an award granted prior to October 1, 2003, without the Participant’s consent. The Plan shall terminate on, and no contingent Performance Awards may be granted after, September 30, 2008; provided, however, that the Committee may terminate the Plan or the assignment of contingent Performance Awards at any time prior to that date as provided in Article 13.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

SECTION 2.1. Definitions. Wherever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a) “Company” means Johnson Controls, Inc., a Wisconsin corporation, and any successor thereto as provided in Article 16.

(b) “Plan” means the arrangement described herein, as from time to time amended and in effect.

(c) “Board” means the Board of Directors of the Company.

(d) “Committee” means the Compensation Committee of the Board, which shall consist of not less than two (2) members of the Board each of whom is a “non-employee director” as defined in Securities and Exchange Commission Rule 16b-3(b)(3), or as such term may be defined in any successor regulation under Section 16 of the Securities Exchange Act of 1934, as amended. In addition, each member of the Committee shall be an outside director within the meaning of Section 162(m) of the Internal Revenue Code.

(e) “Participant” means an executive of the Company or a subsidiary who has been approved for participation in the Plan.

(f) “Base Salary” of a Participant means the annual rate of base pay in effect for such Participant as of the last day of the Performance Period (or such other date as the Committee may specify by action taken within 90 days after the beginning of the Performance Period).

(g) “Beneficiary” means the person or persons entitled to receive any amounts due to a Participant in the event of the Participant’s death as provided in Article 10.

(h) “Income” means consolidated income before income taxes and minority interests, as stated in the “Consolidated Statement of Income” in the Company’s Annual Report.

(i) “Shareholders’ Equity” for a fiscal year means the arithmetic average of consolidated shareholders’ equity of the Company, as set forth in the Consolidated Statement of Financial Position in the Company’s Quarterly and Annual Reports to shareholders, over five points in time, which shall include the end of the preceding year and the end of each quarter of the current fiscal year.

(j) “Return on Shareholders’ Equity (ROE)” means the percentage relationship of Income to Shareholders’ Equity for each fiscal year.

(k) “Performance Award” means an amount whose final value will be earned and paid to a Participant if certain predetermined requirements are met.

(l) “Performance Period” means a period of three successive fiscal years, as determined by the Committee, with respect to which an assignment of Performance Awards is made pursuant to this Plan.

(m) “Retirement” means termination of employment from the Company and its subsidiaries (without Cause) on or after attainment of age 55 with at least ten years of vesting service or age 65 with at least five years of vesting service (such vesting service to be determined within the meaning of the Johnson Controls Pension Plan or such other plan or methodology prescribed by the Committee).

(n) “Total and Permanent Disability” means the Participant’s inability to perform the material duties of his occupation as a result of a medically-determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a period of at least 12 months, as determined by the Committee. The Participant will be required to submit such medical evidence or to undergo a medical examination by a doctor selected by the Committee as the Committee determines is necessary in order to make a determination hereunder.

(o) “Cause” means: (1) if the Participant is subject to an employment agreement that contains a definition of “cause”, such definition, or (2) otherwise, any of the following as determined by the Committee: (a) violation of the provisions of any employment agreement, non-competition agreement, confidentiality agreement, or similar agreement with the Company or subsidiary, or the Company’s or subsidiary’s code of ethics, as then in effect, (b) conduct rising to the level of gross negligence or willful misconduct in the course of employment with the Company or subsidiary, (c) commission of an act of dishonesty or disloyalty involving the Company or subsidiary, (d) violation of any federal, state or local law in connection with the Participant’s employment, or (e) breach of any fiduciary duty to the Company or a subsidiary.

(p) “Inimical Conduct” means any act or omission that is inimical to the best interests of the Company or any subsidiary, as determined by the Committee in its sole discretion, including but not limited to: (1) violation of any employment, noncompete, confidentiality or other agreement in effect with the Company or any subsidiary, (2) taking any steps or doing anything which would damage or negatively reflect on the reputation of the Company or a subsidiary, or (3) failure to comply with applicable laws relating to trade secrets, confidential information or unfair competition.

SECTION 2.2. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein includes the feminine, the plural includes the singular, and the singular the plural.

SECTION 2.3. Severability. In the event any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the said illegal or invalid provision had not been included.

ARTICLE 3.

ELIGIBILITY

Only officers and other key executives of the Company who have a significant influence upon the long-term performance of the Company will be eligible to participate in the Plan. Participation in one award, however, will not automatically guarantee participation in subsequent years. It is specifically intended that no employee shall have a right to a Performance Award even if an award has been previously granted. Participation for each award under the Plan will be approved by the Committee after consultation with the Chief Executive Officer of the Company.

ARTICLE 4.

CONTINGENT PERFORMANCE AWARDS

SECTION 4.1. Award. The Committee shall award to each Participant a contingent Performance Award (expressed as a percentage of the Participant’s Base Salary) that it deems appropriate prior to the commencement of the Performance Period to which the Performance Award applies, or within 90 days following the beginning of such Performance Period.

SECTION 4.2. Shareholder Approval Requirements. The Committee, in its discretion, may make all or any portion of the grant of awards contingent upon receiving subsequent shareholder approval sufficient to qualify payment thereunder as deductible for the Company. The Committee may take such action without the consent of Participants.

SECTION 4.3. New Hired and Transferred Employees. Notwithstanding anything to the contrary herein, in the case of a person who is newly hired into an eligible executive position or transferred into an eligible executive position after the beginning of a Performance Period, the Committee may at any time grant a contingent Performance Award to such person, and fix the terms of any such award, whether or not such action qualifies for the performance-based exception under Section 162(m) of the Code.

ARTICLE 5.

PERFORMANCE GOALS

SECTION 5.1. Criterion for Measuring Performance. The criteria to be used to measure the financial performance of the Company shall be its Return on Shareholders’ Equity (ROE). The Company’s Return on Shareholders’ Equity shall be compared to performance goals as established in Section 5.2.

SECTION 5.2. Establishment of ROE Performance Goals. The Committee shall establish performance goals prior to, or within 90 days after the beginning of, each Performance Period and set forth those goals in its meeting minutes.

ARTICLE 6.

PAYMENT

SECTION 6.1. Evaluating Performance and Computing Awards. As soon as practicable following the close of the Performance Period, the Committee shall determine the award amount applicable to that Performance Period, provided that the maximum award amount for any Participant with respect to any Performance Period shall be four million dollars ($4,000,000). All awards are subject to certification in writing by the Committee prior to payment that the performance goals and other material terms of the Plan were in fact satisfied. Section 6.2. Computing Awards. Award amounts will be calculated from a table which will be issued to each Participant at the time of grant.

SECTION 6.3. Timing and Form of Payment.

(a) When the payment due to the Participant has been determined, unless otherwise deferred or to be paid on a current basis in accordance with Section 6.3(b), the payment due the Participant shall be credited to an Interest Account established for the Participant under the Johnson Controls, Inc. Executive Deferred Compensation Plan as of the date on which payment would have otherwise been made in a cash lump sum.

(b) A Participant may elect that part or all of the payment due be credited to his Share Unit Account or his Equity Fund Account under the Johnson Controls, Inc. Executive Deferred Compensation Plan as of the date on which payment would have otherwise been made in a cash lump sum. A Participant may also elect, subject to the approval of the Committee, that part or all of the payment due to such Participant with respect to any Performance Period shall be paid to him on a current (rather than a deferred basis) in a lump sum by the 75th day following the close of the Performance Period.

(c) An election under subsection (b) with respect to any Performance Period must be filed in writing with the Company not later than the last day of the second fiscal year in such Performance Period. Any such election shall be irrevocable.

ARTICLE 7.

TERMINATION AND FORFEITURE

SECTION 7.1. Termination for Death or Disability. If a Participant’s employment is terminated during a Performance Period by reason of death or Total and Permanent Disability at a time when the Participant could not have been terminated for Cause, payments shall be determined and paid as if the fiscal year during which termination takes place is the last fiscal year of the particular Performance Period.

SECTION 7.2. Termination for Retirement. If a Participant’s employment is terminated during a Performance Period by reason of Retirement, payments shall be determined and paid as if the fiscal year during which such termination takes place is the last fiscal year of the particular Performance Period. However, before such determination is made, the Performance Award for such Performance Period shall, as of the date of Retirement, be reduced to a number calculated by multiplying the Performance Award by a fraction, the numerator of which is the number of full months during which the Participant was an employee of the Company during the Performance Period and the denominator of which is the number of full months the Performance Period would have lasted had Retirement not occurred.

SECTION 7.3. Termination for Cause. If the Participant is terminated for Cause prior to payment or deferral of any Performance Award hereunder, such Performance Award shall be automatically cancelled as of the date of such termination, and no payment or deferral shall be made.

SECTION 7.4. Termination for Other Reasons. If the Participant is not employed by the Company on the last day of the Performance Period for other than Retirement, Total and Permanent Disability or death, or Cause, the Performance Award with respect thereto shall be automatically cancelled as of the date of such termination of employment. The Committee shall have the discretion to reinstate such award, in whole or in part, after taking into consideration the circumstances of the Participant’s termination.

SECTION 7.5. Inimical Conduct. Notwithstanding the foregoing, if the Participant engages in Inimical Conduct after the end of the Performance Period for which the payment has accrued, but before payment or deferral is made, the Performance Award shall be automatically cancelled and no payment or deferral shall be made. The Committee may suspend payment or deferral (without liability for interest thereon) pending the Committee’s determination of whether the Participant was or should have been terminated for Cause or whether the Participant has engaged in Inimical Conduct.

ARTICLE 8.

CHANGE OF CONTROL

SECTION 8.1. Acceleration of Payment. Notwithstanding any other provision of this Plan, within 30 days after a Change of Control (as defined below), each Participant shall be entitled to receive a lump sum payment in cash equal to the product of (x) such Participant’s formula award for the Performance Period(s) in which the Change of Control occurs, based on the maximum achievable award for such Participant under the Plan and (y) a fraction, the numerator of which is the number of days after the first day of the applicable Performance Period on which the Change of Control occurs and the denominator of which is the number of days in the applicable Performance Period.

SECTION 8.2. Definition of Change of Control. A “Change of Control” means any of the following events:

(a) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either:

(1) The then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or

(2) The combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”);

provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change in Control of the Company; or

(b) Individuals who, as of May 24, 1989, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to May 24, 1989, whose election or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

(c) Consummation of a reorganization, merger or consolidation (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

(d) A complete liquidation or dissolution of the Company or sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

ARTICLE 9.

ADJUSTMENTS

In the event of any change in the outstanding shares of Company Common Stock by reason of any stock dividend or split, recapitalization, reclassification, merger, consolidation or exchange of shares or other similar corporate change, then if the Committee shall determine, in its sole discretion, that such change necessarily or equitably requires an adjustment in the Performance Awards then held by Participants or the performance goals established thereunder, such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of this Plan. No adjustment shall be made in connection with the issuance by the Company of any warrants, rights, or options to acquire additional shares of Common Stock or of securities convertible into Common Stock.

ARTICLE 10.

BENEFICIARY

Each Participant may file a beneficiary designation on the form provided by the Committee. In the event of the Participant’s death prior to receiving payments due hereunder, the payment shall be made to the Participant’s Beneficiary. A Participant can change his beneficiary designation at any time, provided that each beneficiary designation form filed with the Company shall revoke the most recent form on file, and the last form received by the Company while the Participant was alive shall be given effect. In the event there is no valid beneficiary designation form on file, or in the event the Participant’s designated Beneficiary is not alive at the time payment is to be made, the Participant’s estate will be deemed the Beneficiary and will be entitled to receive payment. If a Participant designates his spouse as a beneficiary, such beneficiary designation automatically shall become null and void on the date of the Participant’s divorce or legal separation from such spouse; provided the Committee has notice of such divorce or legal separation prior to payment. If a Participant maintains his primary residence in a state that has community or marital property laws, then the Participant’s spouse, if any, must consent to the Participant’s designation of any primary beneficiary other than the spouse.

ARTICLE 11.

RIGHTS OF PARTICIPANTS

SECTION 11.1. No Funding. No Participant or Beneficiary shall have any interest in any fund or in any specific asset or assets of the Company (or any subsidiary) by reason of any award under the Plan. It is intended that the Company has merely a contractual obligation to make payments when due hereunder and it is not intended that the Company (or any subsidiary) hold any funds in reserve or trust to secure payments hereunder.

SECTION 11.2. No Transfer. No Participant may assign, pledge, or encumber his interest under the Plan, or any part thereof, except that a Participant may designate a Beneficiary as provided herein.

SECTION 11.3. No Implied Rights; Employment. Nothing contained in this Plan shall be construed to:

(a) Give any employee or Participant any right to receive any award other than in the sole discretion of the Committee;

(b) Limit in any way the right of the Company or subsidiary to terminate a Participant’s or other employee’s employment at any time; or

(c) Be evidence of any agreement or understanding, express or implied, that a Participant or other employee will be retained in any particular position or at any particular rate of remuneration.

ARTICLE 12.

ADMINISTRATION

SECTION 12.1. General. The Plan shall be administered by the Committee. If at any time the Committee shall not be in existence, the Board shall assume the Committee’s functions and each reference to the Committee herein shall be deemed to include the Board.

SECTION 12.2. Authority. In addition to the authority specifically provided herein, the Committee shall have full power and discretionary authority to: (a) administer the Plan, including but not limited to the power and authority to construe and interpret the Plan; (b) correct errors, supply omissions or reconcile inconsistencies in the Plan’s terms; (c) establish, amend or waive rules and regulations, and appoint such agents, as it deems appropriate for the Plan’s administration; and (d) make any other determinations, including factual determinations, and take any other action as it determines is necessary or desirable for the Plan’s administration.

SECTION 12.3. Decision Binding. The Committee’s determinations and decisions made pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons who have an interest in the Plan or an award, and such determinations and decisions shall not be reviewable.

SECTION 12.4. Procedures of the Committee. The Committee’s determinations must be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present, or by written majority consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee. A majority of the entire Committee shall constitute a quorum for the transaction of business. Service on the Committee shall constitute service as a director of the Company so that the Committee members shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their Committee services to the same extent that they are entitled under the Company’s By-laws and Wisconsin law for their services as directors of the Company.

ARTICLE 13.

AMENDMENT AND TERMINATION

The Committee may modify or amend, in whole or in part, any or all of the provisions of the Plan, except as to those terms or provisions that are required by Section 162(m) of the Internal Revenue Code to be approved by the shareholders, or suspend or terminate the Plan entirely; provided, however, that no such modification, amendment, suspension or termination may, without the consent of the Participant or his or her Beneficiary in the case of his or her death, reduce the right of a Participant, or his or her Beneficiary, as the case may be, to any payment due under the Plan except as specifically provided herein. Notwith-

standing the foregoing, the Committee may make the following amendments to the Plan without the consent of any individual with an interest herein:

(a) In the event of the Plan’s termination, the Committee may provide that all amounts accrued to the date of termination (calculated as if the date of termination were the last day of the Performance Period) be distributed to all Participants or Beneficiaries, as applicable, in a single sum payment as soon as practicable after the date of termination or on such other date as is specified by the Committee.

(b) The Committee may amend the provisions of Article 8 prior to the effective date of a Change of Control.

ARTICLE 14.

TAX WITHHOLDING

The Company shall have the right to deduct from all cash payments made hereunder (or from any other payments due a Participant) any foreign, federal, state, or local taxes required by law to be withheld with respect to such cash payments.

ARTICLE 15.

OFFSET

The Company shall have the right to offset from the incentive award payable hereunder any amount that the Participant owes to the Company or any subsidiary without the consent of the Participant (or his Beneficiary, in the event of the Participant’s death).

ARTICLE 16.

SUCCESSORS

All obligations of the Company under the Plan with respect to awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company. The Plan shall be binding upon and inure to the benefit of the Participants, Beneficiaries, and their heirs, executors, administrators and legal representatives.

ARTICLE 17.

DISPUTE RESOLUTION

SECTION 17.1. Governing Law. This Plan and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the

State of Wisconsin (excluding any choice of law rules that may direct the application of the laws of another jurisdiction), except as provided in Section 17.2 hereof.

SECTION 17.2. Arbitration.

(a) Application. Notwithstanding any employee agreement in effect between a Participant and the Company or any subsidiary employer, if a Participant or Beneficiary brings a claim that relates to benefits under this Plan, regardless of the basis of the claim (including but not limited to, actions under Title VII, wrongful discharge, breach of employment agreement, etc.), such claim shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association (“AAA”) and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

(b) Initiation of Action. Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party. Normally, such written notice should be provided the other party within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint. However, this time frame may be extended if the applicable statute of limitation provides for a longer period of time. If the complaint is not properly submitted within the appropriate time frame, all rights and claims that the complaining party has or may have against the other party shall be waived and void. Any notice sent to the Company shall be delivered to:

Office of General Counsel
Johnson Controls, Inc.
5757 North Green Bay Avenue
P.O. Box 591
Milwaukee, WI 53201-0591

The notice must identify and describe the nature of all complaints asserted and the facts upon which such complaints are based. Notice will be deemed given according to the date of any postmark or the date of time of any personal delivery.

(c) Compliance with Personnel Policies. Before proceeding to arbitration on a complaint, the Participant or Beneficiary must initiate and participate in any complaint resolution procedure identified in the Company’s or subsidiary’s personnel policies. If the claimant has not initiated the complaint resolution procedure before initiating arbitration on a complaint, the initiation of the arbitration shall be deemed to begin the complaint resolution procedure. No arbitration hearing shall be held on a complaint until any applicable Company or subsidiary complaint resolution procedure has been completed.

(d) Rules of Arbitration. All arbitration will be conducted by a single arbitrator according to the Employment Dispute Arbitration Rules of the AAA. The arbitrator will have authority to award any remedy or relief that a court of competent jurisdiction could order or grant including, without limitation, specific performance of any obligation created under policy, the awarding of punitive damages, the issuance of any injunction, costs and attorney’s fees to the extent permitted by law, or the imposition of sanctions for abuse of the arbitration process. The arbitrator’s award must be rendered in a writing that sets forth the essential findings and conclusions on which the arbitrator’s award is based.

(e) Representation and Costs. Each party may be represented in the arbitration by an attorney or other representative selected by the party. The Company or subsidiary shall be responsible for its own costs, the AAA filing fee and all other fees, costs and expenses of the arbitrator and AAA for administering the arbitration. The claimant shall be responsible for his attorney’s or representative’s fees, if any. However, if any party prevails on a statutory claim which allows the prevailing party costs and/or attorneys’ fees, the arbitrator may award costs and reasonable attorneys’ fees as provided by such statute.

(f) Discovery; Location; Rules of Evidence. Discovery will be allowed to the same extent afforded under the Federal Rules of Civil Procedure. Arbitration will be held at a location selected by the Company. AAA rules notwithstanding, the admissibility of evidence offered at the arbitration shall be determined by the arbitrator who shall be the judge of its materiality and relevance. Legal rules of evidence will not be controlling, and the standard for admissibility of evidence will generally be whether it is the type of information that responsible people rely upon in making important decisions.

(g) Confidentiality. The existence, content or results of any arbitration may not be disclosed by a party or arbitrator without the prior written consent of both parties. Witnesses who are not a party to the arbitration shall be excluded from the hearing except to testify.

Appendix C

Johnson Controls, Inc.

Executive Incentive Compensation Plan
(Deferred Option Qualified)

ARTICLE 1.

PURPOSE AND DURATION

SECTION 1.1. Purpose. The purpose of the Johnson Controls, Inc. Executive Incentive Compensation Plan (Deferred Option Qualified) is to provide incentive to the key executives of the Company and its subsidiaries who have the prime responsibility for the operations of the Company and its subsidiaries by making them participants in their success. The Plan provides for deferral of payments hereunder and is intended to qualify for the performance-based compensation exception under Code Section 162(m).

SECTION 1.2. Duration. Effective October 1, 2003, the Plan was amended and restated. Effective October 1, 2001, the Plan was amended and restated to reflect the merger of the Johnson Controls, Inc. Executive Incentive Compensation Plan (Deferred Option) with and into this Plan, and to make certain other changes, none of which affect the material terms of the performance goals previously approved by shareholders. The provisions of the Plan as amended and restated apply to each individual with an interest hereunder on or after October 1, 2003; provided that no amendment hereto shall adversely affect the right of any Participant with respect to an award granted prior to October 1, 2003, without the Participant’s consent. The Plan shall remain in effect until terminated pursuant to Article 9.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

SECTION 2.1. Definitions. Wherever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a) “Company” means Johnson Controls, Inc., a Wisconsin corporation, and any successor thereto as provided in Article 14.

(b) “Plan” means the arrangement described herein, as from time to time amended and in effect.

(c) “Plan Year” means a fiscal year of the Company.

(d) “Participant” means an executive of the Company or a subsidiary who has been approved for participation in the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Committee” means, with respect to employees who are or may become subject to Code Section 162(m), the Compensation Committee of the Board, which shall consist of not less than two (2) members of the Board each of whom is a “non-employee director” as defined in Securities and Exchange Commission Rule 16b-3(b)(3), or as such term may be defined in any successor regulation under Section 16 of the Securities Exchange Act of 1934, as amended. In addition, each member of the Committee shall be an outside director within the meaning of Section 162(m) of the Code; and (ii) with respect to all other employees, a committee composed of the Chairman and Chief Executive Officer of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Reference to any specific provision of the Code shall be deemed to include any successor provision and all regulations promulgated thereunder.

(h) “Compensation” means the annualized base salary in effect for a Participant at the close of the Plan Year (or such other date as the Committee may specify by action taken within 90 days after the beginning of the Plan Year), including salary being paid on a deferred basis as well as salary being paid on a current basis.

(i) “Beneficiary” means the person or persons entitled to receive the interest of a Participant in the event of the Participant’s death as provided in Article 6.

(j) “Operating Profits” means the consolidated income determined before:

(1) The incentive compensation awards under this Plan;

(2) Any taxes on income;

(3) Extraordinary credits and charges to income less the related tax effect;

(4) The cumulative effect, less the related tax effect, on prior years of any accounting change made during the year; and

(5) Company contributions to the Johnson Controls, Inc. Savings and Investment (401(k)) Plan.

The calculation of such Operating Profits shall be examined by the Company’s independent public accountants who shall furnish their opinion that such calculation has been made in accordance with generally accepted accounting principles consistently applied and in compliance with the provisions of this Plan.

Notwithstanding the foregoing, for purposes of comparing Operating Profits for the Plan Year to Operating Profits for one or more prior Plan Years in determining whether a performance goal has been met, if an accounting change has occurred effective in the current Plan Year that affects the calculation of Operating Profits, then the Operating Profits for the prior year(s) shall be restated on a pro forma basis as if the accounting change applied in those prior year(s).

(k) “Shareholders’ Equity” for a Plan Year means the consolidated shareholders’ equity (sometimes referred to as net worth) of the Company at the end of the preceding fiscal year of the Company, as set forth in the Company’s annual report for the preceding fiscal year, plus or minus a proportionate allowance for any change during such Plan Year, based on the period of such change, in the amount of shareholders’ equity from newly-issued or finally-retired capital stock.

(l) “Return on Shareholders’ Equity” for a Plan Year means the percentage that Operating Profits for the year is of Shareholders’ Equity for the year.

(m) “Division Return on Assets” for a Plan Year means division or business unit EBIT (Earnings Before Interest and Taxes) for the year as a percentage of average division or business unit assets employed. (See Corporate Procedure Number 30-20).

(n) “Retirement” means termination of employment from the Company and its subsidiaries (without Cause) on or after attainment of age 55 with at least ten years of vesting service or age 65 with at least five years of vesting service (such vesting service to be determined within the meaning of the Johnson Controls Pension Plan or such other plan or methodology prescribed by the Committee).

(o) “Total and Permanent Disability” means the Participant’s inability to perform the material duties of his occupation as a result of a medically-determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a period of at least 12 months, as determined by the Committee. The Participant will be required to submit such medical evidence or to undergo a medical examination by a doctor selected by the Committee as the Committee determines is necessary in order to make a determination hereunder.

(p) “Cause” means: (1) if the Participant is subject to an employment agreement that contains a definition of “cause”, such definition, or (2) otherwise, any of the following as determined by the Committee: (a) violation of the provisions of any employment agreement, non-competition agreement, confidentiality agreement, or similar agreement with the Company or subsidiary, or the Company’s or subsidiary’s code of ethics, as then in effect, (b) conduct rising to the level of gross negligence or willful misconduct in the course of employment with the Company or subsidiary, (c) commission of an act of dishonesty or disloyalty involving the Company or subsidiary, (d) violation of any federal, state or local law in connection with the Participant’s employment, or (e) breach of any fiduciary duty to the Company or a subsidiary.

(q) “Inimical Conduct” means any act or omission that is inimical to the best interests of the Company or any subsidiary, as determined by the Committee in its sole discretion, including but not limited to: (1) violation of any employment, noncompete, confidentiality or other agreement in effect with the Company or any subsidiary, (2) taking any steps or doing anything which would damage or negatively reflect on the reputation of the Company or a subsidiary, or (3) failure to comply with applicable laws relating to trade secrets, confidential information or unfair competition.

SECTION 2.2. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein includes the feminine, the plural includes the singular, and the singular the plural.

SECTION 2.3. Severability. In the event any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the said illegal or invalid provision had not been included.

ARTICLE 3.

ELIGIBILITY AND PARTICIPATION

SECTION 3.1. Approval. Each executive of the Company or a subsidiary who is approved for participation in the Plan by the Committee shall be a Participant as of the date designated by the Committee. Such executives shall include corporate and other key senior managers who are or may become subject to Section 162(m) of the Code and who are approved for participation in the Plan by the Committee. Written notice of such approval shall be given to each executive so approved as soon as practicable following the date of approval. No employee shall have any right to receive an award in any Plan Year even if an award has been previously granted in prior Plan Years.

SECTION 3.2. Termination of Approval. The Committee may withdraw its approval for participation for a Participant at any time. In the event of such withdrawal, the executive concerned shall cease to be an active Participant as of the date selected by the Committee, the executive shall not be entitled to any payment unless the Committee determines otherwise, and the executive shall be notified of such withdrawal as soon as practicable following such action.

SECTION 3.3. Notification. In general, it is expected that the Committee will determine which executives are to be Participants for a Plan Year prior to the beginning of such year and notify the executives of that fact before the beginning of the Plan Year.

SECTION 3.4. Transfers In, Out and Between Eligible Positions. Notwithstanding Section 3.3, the Committee may approve an executive for participation during a portion of a Plan Year, subject to the limitations described below. In such event, the executive shall be eligible to receive an award for the Plan Year based on the number of full months as a Participant during such year.

(a) A person newly hired or transferred into an eligible executive position shall have his participation prorated during the first Plan Year provided the person’s employment or transfer occurs at least three months prior to the end of the Plan Year. Alternatively, and notwithstanding anything to the contrary herein, the Committee may at any time grant a formula award to a Participant who is newly hired or transferred into an eligible executive job position during the Plan Year, and fix the terms of any such award, whether or not such action qualifies for the performance-based exception under Section 162(m) of the Code.

(b) A person transferred out of an eligible executive position may receive a prorated award at the discretion of the Committee provided he served in the eligible executive position for at least three full months during the Plan Year.

(c) Participants transferring between eligible executive positions that have a different award formulae will receive awards prorated to months served in each eligible executive position.

SECTION 3.5. Termination of Employment. No Participant shall earn an incentive award for a Plan Year unless the Participant is employed by the Company or subsidiary (or is on an approved leave of absence) on the last day of such Plan Year, unless employment was terminated during the year as a result of Retirement, Total and Permanent Disability or death at a time when the Participant could not have been terminated for Cause. Accordingly, no incentive award shall be made for a Plan Year for a Participant whose employment with the Company or subsidiary is terminated during such year for reasons other than Retirement, Total and Permanent Disability or death at a time when the Participant could not have been terminated for Cause, unless approved by the Committee after considering the cause of the termination.

ARTICLE 4.

ANNUAL AWARDS TO PARTICIPANTS

SECTION 4.1. Awards Based on Formula. Prior to, or within 90 days after, the beginning of each Plan Year, the Committee shall determine the formula award for each Participant who is eligible to receive an award for the year. The amount of the award shall be expressed as a percentage of Compensation resulting from a formula which is communicated individually in writing to each Participant at the time the formula is determined. The formula will be based on Return on Shareholders’ Equity and/or Division Return on Assets and growth in Operating Profits. Irrespective of the formula, no amounts in excess of Four Million Five Hundred Thousand Dollars ($4,500,000) may be paid to any one Participant for any Plan Year. Payments are subject to certification in writing by the Committee prior to payment that the performance goals and other material terms of the Plan were in fact satisfied.

SECTION 4.2. Discretionary Reductions to Formula Awards. Upon recommendation by the Chief Executive Officer of the Company, the Committee may adjust a Participant’s formula award based upon the individual’s performance and attainment of objectives during the Plan Year, as follows:

(a) with respect to an award that is designated by the Committee at the time of grant as being subject to Code Section 162(m),the Committee may reduce an award as much as minus twenty percent (-20%) of the award percentage; and

(b) with respect to all other awards, the Committee may increase an award up to a maximum of 1.2 times the award percentage or reduce an award as much as minus twenty percent (-20%) of the award percentage.

ARTICLE 5.

PAYMENT OF INCENTIVE AWARDS

SECTION 5.1. Current Payment. Subject to the provisions of Section 5.3, a Participant’s final award for a Plan Year, which is not deferred in accordance with the provisions of Section 5.2, and a Participant’s final award, whether or not he elected deferred payment thereof, for the Plan Year in which his employment terminates, shall be paid in cash to the Participant, or his Beneficiary in the event of his death, by the 75th day following the end of the Plan Year. The Committee may elect to postpone the payments for any reason, and in such event the Committee may, in its discretion, also elect to pay interest at a reasonable rate for the period between the 75th day following the end of the Plan Year and the day on which the payments are in fact made.

SECTION 5.2. Deferred Payment. Before the first day of each Plan Year, a Participant may irrevocably elect in writing to have a part or all of his final award for the year (but not less than $1,000) deferred under the Johnson Controls, Inc. Executive Deferred Compensation Plan.

SECTION 5.3. Forfeiture. Notwithstanding the foregoing, no payment shall be made or deferred with respect to a Participant if, after the end of the Plan Year for which payment has accrued but before payment or deferral is made, either (a) the Company or subsidiary terminates the Participant’s employment for Cause or (b) the Participant engages in Inimical Conduct. The Committee may suspend payment or deferral (without liability for interest thereon) pending its determination of whether the Participant was or should have been terminated for Cause or whether the Participant has engaged in Inimical Conduct.

ARTICLE 6.

BENEFICIARY

Each Participant may file a beneficiary designation on the form provided by the Committee. In the event of the Participant’s death prior to receiving payments due hereunder, the payment shall be made to the Participant’s Beneficiary. A Participant can change his beneficiary designation at any time, provided that each beneficiary designation form filed with the Company shall revoke the most recent form on file, and the last form received by the Company while the Participant was alive shall be given effect. In the event there is no valid beneficiary designation form on file, or in the event the Participant’s designated Beneficiary is not alive at the time payment is to be made, the Participant’s estate will be deemed the Beneficiary and will be entitled to receive payment. If a Participant designates his spouse as a beneficiary, such beneficiary designation automatically shall become null and void on the date of the Participant’s divorce or legal separation from such spouse; provided the Committee has notice of such divorce or legal separation prior to payment. If a Participant maintains his primary residence in a state that has community or marital property laws, then the Participant’s spouse, if any, must consent to the Participant’s designation of any primary beneficiary other than the spouse.

ARTICLE 7.

RIGHTS OF PARTICIPANTS

SECTION 7.1. No Funding. No Participant or Beneficiary shall have any interest in any fund or in any specific asset or assets of the Company (or any subsidiary) by reason of any award under the Plan. It is intended that the Company has merely a contractual obligation to make payments when due hereunder and it is not intended that the Company (or any subsidiary) hold any funds in reserve or trust to secure payments hereunder.

SECTION 7.2. No Transfer. No Participant may assign, pledge, or encumber his interest under the Plan, or any part thereof, except that a Participant may designate a Beneficiary as provided herein.

SECTION 7.3. No Implied Rights; Employment. Nothing contained in this Plan shall be construed to:

(a) Give any employee or Participant any right to receive any award other than in the sole discretion of the Committee;

(b) Limit in any way the right of the Company or subsidiary to terminate a Participant’s or other employee’s employment at any time; or

(c) Be evidence of any agreement or understanding, express or implied, that a Participant or other employee will be retained in any particular position or at any particular rate of remuneration.

ARTICLE 8.

ADMINISTRATION

SECTION 8.1. General. The Plan shall be administered by the Committee. If at any time the Committee shall not be in existence, the Board shall assume the Committee’s functions and each reference to the Committee herein shall be deemed to include the Board.

SECTION 8.2. Authority. In addition to the authority specifically provided herein, the Committee shall have full power and discretionary authority to: (a) administer the Plan, including but not limited to the power and authority to construe and interpret the Plan; (b) correct errors, supply omissions or reconcile inconsistencies in the Plan’s terms; (c) establish, amend or waive rules and regulations, and appoint such agents, as it deems appropriate for the Plan’s administration; and (d) make any other determinations, including factual determinations, and take any other action as it determines is necessary or desirable for the Plan’s administration.

SECTION 8.3. Decision Binding. The Committee’s determinations and decisions made pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons who have an interest in the Plan or an award, and such determinations and decisions shall not be reviewable.

SECTION 8.4. Procedures of the Committee. The Committee’s determinations must be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present, or by written majority consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee. A majority of the entire Committee shall constitute a quorum for the transaction of business. Service on the Committee shall constitute service as a director of the Company so that the Committee members shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their Committee services to the same extent that they are entitled under the Company’s By-laws and Wisconsin law for their services as directors of the Company.

SECTION 8.5. Charge to Subsidiary. Each subsidiary shall be charged each year with the amount, if any, awarded under the Plan to its employees for such year.

ARTICLE 9.

ADJUSTMENTS

In the event of any change in the outstanding shares of the Company’s Common Stock by reason of any stock dividend or split, recapitalization, reclassification, merger, consolidation or exchange of shares or other similar corporate change, then if the Committee shall determine, in its sole discretion, that such change necessarily or equitably requires an adjustment in the awards then held by Participants or the performance goals thereunder, such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of this Plan. No adjustment shall be made in connection with the issuance by the Company of any warrants, rights, or options to acquire additional shares of Common Stock or of securities convertible into Common Stock.

ARTICLE 10.

AMENDMENT OR TERMINATION

The Committee may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no such modifications, amendment, or suspension or termination may, without the consent of the Participant or his Beneficiary in the case of his death, reduce the right of a Participant or his Beneficiary, as the case may be, to any payment accrued under the Plan except as specifically provided herein; and provided further that shareholder approval may be required as provided under Code Section 162(m). Notwithstanding the foregoing, the Committee may make the following amendments without obtaining the consent of any individual with an interest hereunder:

(a) In the event of the Plan’s termination, the Committee may provide that all amounts accrued to the date of termination be distributed to all Participants or Beneficiaries, as applicable, in a single sum payment as soon as practicable after the date of termination or on such other date as is specified by the Committee.

(b) The Committee may amend the provisions of Article 11 prior to the effective date of a Change of Control.

ARTICLE 11.

CHANGE OF CONTROL

SECTION 11.1. Acceleration of Payment. Notwithstanding any other provision of this Plan, within 30 days after a Change of Control (as defined below), each Participant shall be entitled to receive a lump sum payment in cash (regardless of whether a deferral election is in effect) equal to the product of (x) such Participant’s formula award for the year in which the Change of Control occurs, based on maximum achievable award for such Participant under the Plan (but without regard to any discretionary adjustments described in Section 4.2) and (y) a fraction, the numerator of which is the number of days after the beginning of the Plan Year in which the Change of Control occurs and the denominator of which is 365. In addition, the Company shall pay to each Participant a lump sum amount in cash within 30 days after the Change of Control of all amounts accrued for the prior year but not yet paid, if any, regardless of any deferral election in effect for such prior year.

SECTION 11.2. Definition of Change of Control. A “Change of Control” means any of the following events:

(a) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either:

(1) The then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or

(2) The combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”);

provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change in Control of the Company; or

(b) Individuals who, as of May 24, 1989, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to May 24, 1989, whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

(c) Consummation of a reorganization, merger or consolidation (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

(d) A complete liquidation or dissolution of the Company or sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

ARTICLE 12.

TAX WITHHOLDING

The Company shall have the right to deduct from all cash payments made hereunder (or from any other payments due a Participant) any foreign, federal, state, or local taxes required by law to be withheld with respect to such cash payments.

ARTICLE 13.

OFFSET

The Company shall have the right to offset from the incentive award payable hereunder any amount that the Participant owes to the Company or any subsidiary without the consent of the Participant (or his Beneficiary, in the event of the Participant’s death).

ARTICLE 14.

SUCCESSORS

All obligations of the Company under the Plan with respect to awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company. The Plan shall be binding upon and inure to the benefit of the Participants, Beneficiaries, and their heirs, executors, administrators and legal representatives.

ARTICLE 15.

DISPUTE RESOLUTION

SECTION 15.1. Governing Law. This Plan and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of Wisconsin (excluding any choice of law rules that may direct the application of the laws of another jurisdiction), except as provided in Section 15.2 hereof.

SECTION 15.2. Arbitration.

(a) Application. Notwithstanding any employee agreement in effect between a Participant and the Company or any subsidiary employer, if a Participant or Beneficiary brings a claim that relates to benefits under this Plan, regardless of the basis of the claim (including but not limited to, actions under Title VII, wrongful discharge, breach of employment agreement, etc.), such claim shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association (“AAA”) and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

(b) Initiation of Action. Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party. Normally, such written notice should be provided the other party within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint. However, this time frame may be extended if the applicable statute of limitation provides for a longer period of time. If the complaint is not properly submitted within the appropriate time frame, all rights and claims that the complaining party has or may have against the other party shall be waived and void. Any notice sent to the Company shall be delivered to:

Office of General Counsel
Johnson Controls, Inc.
5757 North Green Bay Avenue
P.O. Box 591
Milwaukee, WI 53201-0591

The notice must identify and describe the nature of all complaints asserted and the facts upon which such complaints are based. Notice will be deemed given according to the date of any postmark or the date of time of any personal delivery.

(c) Compliance with Personnel Policies. Before proceeding to arbitration on a complaint, the Participant or Beneficiary must initiate and participate in any complaint resolution procedure identified in the Company’s or subsidiary’s personnel policies. If the claimant has not initiated the complaint resolution procedure before initiating arbitration on a complaint, the initiation of the arbitration shall be deemed to begin the complaint resolution procedure. No arbitration hearing shall be held on a complaint until any applicable Company or subsidiary complaint resolution procedure has been completed.

(d) Rules of Arbitration. All arbitration will be conducted by a single arbitrator according to the Employment Dispute Arbitration Rules of the AAA. The arbitrator will have authority to award any remedy or relief that a court of competent jurisdiction could order or grant including, without limitation, specific performance of any obligation created under policy, the awarding of punitive damages, the issuance of any injunction, costs and attorney’s fees to the extent permitted by law, or the imposition of sanctions for abuse of the arbitration process. The arbitrator’s award must be rendered in a writing that sets forth the essential findings and conclusions on which the arbitrator’s award is based.

(e) Representation and Costs. Each party may be represented in the arbitration by an attorney or other representative selected by the party. The Company or subsidiary shall be responsible for its own costs, the AAA filing fee and all other fees, costs and expenses of the arbitrator and AAA for administering the arbitration. The claimant shall be responsible for his attorney’s or representative’s fees, if any. However, if any party prevails on a statutory claim which allows the prevailing party costs and/or attorneys’ fees, the arbitrator may award costs and reasonable attorneys’ fees as provided by such statute.

(f) Discovery; Location; Rules of Evidence. Discovery will be allowed to the same extent afforded under the Federal Rules of Civil Procedure. Arbitration will be held at a location selected by the Company. AAA rules notwithstanding, the admissibility of evidence offered at the arbitration shall be determined by the arbitrator who shall be the judge of its materiality and relevance. Legal rules of evidence will not be controlling, and the standard for admissibility of evidence will generally be whether it is the type of information that responsible people rely upon in making important decisions.

(g) Confidentiality. The existence, content or results of any arbitration may not be disclosed by a party or arbitrator without the prior written consent of both parties. Witnesses who are not a party to the arbitration shall be excluded from the hearing except to testify.

Appendix D

Johnson Controls, Inc.

2003 Stock Plan
For Outside Directors

1. Establishment. JOHNSON CONTROLS, INC. (the “Company”) hereby establishes a plan for the members of its Board of Directors who are not officers or employees of the Company or any of its subsidiaries (“Outside Directors”), as described herein, which shall be known as the JOHNSON CONTROLS, INC. 2003 STOCK PLAN FOR OUTSIDE DIRECTORS (the “Plan”).

2. Purpose. The purpose of the Plan is to advance the Company’s growth and success and to advance its interests by attracting and retaining well-qualified Outside Directors upon whose judgment the Company is largely dependent for the successful conduct of its operations and by providing such individuals with incentives to put forth maximum efforts for the long-term success of the Company’s business.

3. Effective Date of the Plan. The effective date of the Plan is October 1, 2003, subject to its approval by the shareholders of the Company at the annual meeting to be held on January 28, 2004.

4. Stock Subject to the Plan. Subject to adjustment in accordance with the provisions of Section 8, the total number of shares of common stock of the Company (“Common Stock”), available for awards under this Plan shall not exceed 40,000 shares. Shares of Common Stock to be delivered under the Plan shall be made available from presently authorized but unissued Common Stock or authorized and issued shares of Common Stock reacquired and held as treasury shares, or a combination thereof.

5. Administration.

(a)	The Plan shall be administered by the Corporate Governance Committee (the “Committee”) of the Board of Directors.

(b)	Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to the extent provided by law.

(c)	The members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorney’s fees) arising from any act, omission, interpretation, construction or determination made in connection with the Plan to the full extent permitted by law and under any directors and officers liability insurance that may be in effect from time to time.

(d)	A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be the acts of the Committee.

6. Grants of Common Stock. Each Outside Director shall be granted Common Stock as follows:

(a)	Initial Grants. On and after January 28, 2004, any individual, other than an individual who was serving on the Board of Directors prior to that date, who is elected or appointed to the Board of Directors as an Outside Director shall be granted 400 shares of Common Stock upon such Director’s election or appointment.

(b)	Subsequent Grants. On January 28, 2004 and on the date of each subsequent annual meeting of shareholders of the Company (“Grant Date”), an Outside Director, if elected, re-elected or retained as an Outside Director at such meeting, shall be granted such number of shares of Common Stock, rounded down to the nearest whole share, whose value on the Grant Date shall equal fifty (50) percent of the annual retainer fee voted by the Board of Directors, exclusive of any meeting or committee fees. The value of a share of Common Stock on the Grant Date means the closing sales price on that date, or on the next preceding trading day if such date was not a trading day, as reported on the New York Stock Exchange or as otherwise determined by the Committee. The remaining percent of the annual retainer fee, both for Outside Directors serving on January 28, 2004 and Outside Directors who may begin serving on the Board of Directors thereafter, shall be paid in cash at that time less any required withholdings for taxes and related charges. Directors elected during the year shall be granted a proportionate share of the annual retainer fee at the time of their election, with fifty (50) percent each in Common Stock and cash as set forth above. The Committee shall have the right to reduce the percentage of the retainer fee to be paid in Common Stock in any calendar year, provided that such reductions may be made only one time in each calendar year.

(c)	Deferral of Grants. An Outside Director may defer receipt of all or any portion of the Common Stock and/or cash received pursuant to Section 6(b) in accordance with the terms and conditions of the Johnson Controls, Inc. Deferred Compensation Plan for Certain Directors (the “Deferred Compensation Plan”). An Outside Director may not defer receipt of any portion of the Common Stock received pursuant to Section 6(a). Each share of Common Stock granted pursuant to Section 6(b) that the Outside Director elects to defer will be credited as one Share Unit to a Share Unit Account for such director under the Deferred Compensation Plan.

7. Termination of Service as Outside Director. If an Outside Director ceases to serve on the Board of Directors, then all rights to receive Common Stock hereunder shall terminate immediately.

8. Adjustment Provisions. In the event of any change in the shares of the Common Stock by reason of a declaration of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend), spin-off, merger, consolidation, recapitalization, or split-up, combination or exchange of shares or otherwise, the aggregate number of shares available under this Plan shall be appropriately adjusted by the Committee, using the same standards and/or formulas as it uses in making adjustments under the Johnson Controls, Inc. 2000 Stock Option Plan.

9. Termination and Amendment of Plan. The Board of Directors (acting through the Committee to the extent permitted by law) may at any time terminate the Plan and may amend the Plan, not more often than once in any six month period, as it shall deem advisable including (without limiting the generality of the foregoing) any amendments deemed by the Board of Directors to be necessary or advisable to assure conformity of the Plan with any requirements of state and federal laws or regulations now or hereafter in effect; provided, however, that the Board of Directors may not, without further approval by the shareholders of the Company make any modifications which, under Rule 16b-3 or the rules of the New York Stock Exchange, require such approval.

10. Rights as a Shareholder. An Outside Director shall have no rights as a shareholder with respect to Common Stock granted under this Plan until the date of issuance of the stock certificate to him or her. No adjustment will be made for dividends or other rights for which the record date is prior to the date such Common Stock is issued. All dividends and voting rights accrue as of the Grant Date to the Outside Director.

11. Governing Law. The Plan, all awards hereunder, and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Wisconsin and construed in accordance therewith, to the extent not otherwise governed by the Internal Revenue Code or the laws of the United States.

12. Unfunded Plan. This Plan shall be unfunded. No person shall have any rights greater than those of a general creditor of the Company.

Appendix E

Johnson Controls, Inc.

2001 Restricted Stock Plan

ARTICLE 1.

PURPOSE AND DURATION

SECTION 1.1 Purpose. The Johnson Controls, Inc. Restricted Stock Plan has two complementary purposes: (a) to promote the success of the Company by providing incentives to the Company’s and subsidiary’s officers and other key employees that will link their personal interests to the long-term financial success of the Company and to growth in value; and (b) to permit the Company and its subsidiaries to attract, motivate and retain experienced and knowledgeable employees upon whose judgment, interest, and special efforts the successful conduct of the Company’s operations is largely dependent.

SECTION 1.2 Duration. The Plan was originally effective October 1, 2001. The Plan was most recently amended and restated effective October 1, 2003. The Plan shall remain in effect, subject to the right of the Board to terminate the Plan at any time pursuant to Article 11 herein, until all Shares reserved for issuance under the Plan have been issued.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

SECTION 2.1 Definitions. Wherever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a) “Act” means the Securities Act of 1933, as interpreted by rules and regulations issued pursuant thereto, all as amended and in effect from time to time. Any reference to a specific provision of the Act shall be deemed to include reference to any successor provision thereto.

(b) “Award” means a grant of Restricted Shares or Restricted Share Units.

(c) “Beneficial Owner” (or derivatives thereof) shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means: (1) if the Participant is subject to an employment agreement that contains a definition of “cause”, such definition, or (2) otherwise, any of the following as determined by the Committee: (a) violation of the provisions of any employment agreement, non-competition agreement, confidentiality agreement, or similar agreement with the Company or subsidiary, or the Company’s or subsidiary’s code of ethics, as then in effect, (b) conduct rising to the level of gross negligence or willful misconduct in the course of employment with the Company or subsidiary, (c) commission of an act of dishonesty or disloyalty involving the Company or subsidiary, (d) violation of any federal, state or local law in connection with the Participant’s employment, or (e) breach of any fiduciary duty to the Company or a subsidiary.

(f) “Change of Control” means the occurrence of any one of the following:

(i) The acquisition, other than from the Company, by any Person of Beneficial Ownership of 20% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”); provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change in Control of the Company.

(ii) Individuals who, as of May 24, 1989, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to May 24, 1989, whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act).

(iii) Consummation of a reorganization, merger or consolidation (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective Beneficial Owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, Beneficially Own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be.

(iv) A complete liquidation or dissolution of the Company or sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

(g) “Code” means the Internal Revenue Code of 1986, as interpreted by rules and regulations issued pursuant thereto, all as amended and in effect from time to time. Any reference to a specific provision of the Code shall be deemed to include reference to any successor provision thereto.

(h) “Committee” means the Compensation Committee of the Board, or such other committee appointed by the Board to administer the Plan pursuant to Article 3 herein.

(i) “Company” means Johnson Controls, Inc., a Wisconsin corporation, and any successor as provided in Article 13.

(j) “Deferred Compensation Plan” means the Johnson Controls, Inc. Executive Deferred Compensation Plan, as from time to time amended and in effect.

(k) “Eligible Employee” means a current management or highly compensated employee of the Company or subsidiary.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as interpreted by rules and regulations issued pursuant thereto, all as amended and in effect from time to time. Any reference to a specific provision of the Exchange Act shall be deemed to include reference to any successor provision thereto.

(m) “Fair Market Value” means with respect to a Share, the closing sales price on the New York Stock Exchange on the date in question (or the immediately preceding trading day if the date in question is not a trading day), and with respect to any other property, such value as is determined by the Committee.

(n) “Inimical Conduct” means any act or omission that is inimical to the best interests of the Company or any subsidiary, as determined by the Committee in its sole discretion, including but not limited to: (1) violation of any employment, noncompete, confidentiality or other agreement in effect with the Company or any subsidiary, (2) taking any steps or doing anything which would damage or negatively reflect on the reputation of the Company or a subsidiary, or (3) failure to comply with applicable laws relating to trade secrets, confidential information or unfair competition.

(o) “Participant” means an Eligible Employee who has been granted an Award.

(p) “Period of Restriction” means the period during which Shares or Share Units may not be transferred and are subject to a substantial risk of forfeiture.

(q) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(r) “Plan” means this Johnson Controls, Inc. 2001 Restricted Stock Plan, as from time to time amended and in effect.

(s) “Restricted Shares” means Shares that are subject to a Period of Restriction.

(t) “Restricted Share Units” means Share Units that are subject to a Period of Restriction.

(u) “Retirement” means a voluntary termination of employment from the Company and its subsidiaries (for other than Cause) on or after age 55 and completion of at least ten years of vesting service, or age 65 and completion of at least five years of vesting service (such vesting service to be determined within the meaning of the Johnson Controls Pension Plan or such other plan or methodology specified by the Committee).

(v) “Rule 16b-3” means Rule 16b-3 under the Exchange Act.

(w) “Share” means the common stock of the Company, or such other securities specified in Section 4.3.

(x) “Share Unit” means a measure of compensation having a value equal to the Fair Market Value of a single Share.

(y) “Total and Permanent Disability” means the Participant’s inability to perform the material duties of his occupation as a result of a medically-determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a period of at least 12 months, as determined by the Committee. The Participant will be required to submit such medical evidence or to undergo a medical examination by a doctor selected by the Committee as the Committee determines is necessary in order to make a determination hereunder.

SECTION 2.2 Construction. Wherever any words are used in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are use in the singular or the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. Titles of articles and sections are for general information only, and the Plan is not to be construed by reference to such items.

SECTION 2.3 Severability. In the event any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the said illegal or invalid provision had not been included.

ARTICLE 3.

ADMINISTRATION

SECTION 3.1 The Committee. The Plan shall be administered by the Committee. If at any time the Committee shall not be in existence, the Plan shall be administered by the Board and each reference to the Committee herein shall be deemed to include the Board.

SECTION 3.2 Authority of the Committee. In addition to the authority specifically granted to the Committee in the Plan, and subject to the provisions of the Plan, the Committee shall have full power and discretionary authority to: (a) select Participants, grant Awards, and determine the terms and conditions of each such Award, including but not limited to the Period of Restriction and the number of Shares to which the Award will relate; (b) administer the Plan, including but not limited to the power and authority to construe and interpret the Plan and any award agreement; (c) correct errors, supply omissions or reconcile inconsistencies in the terms of the Plan and any award agreement; (d) establish, amend or waive rules and regulations, and appoint such agents, as it deems appropriate for the Plan’s administration; and (e) make any other determinations, including factual determinations, and take any other action as it determines is necessary or desirable for the Plan’s administration.

Notwithstanding the foregoing, the Committee shall have no authority to act to adversely affect the rights or benefits granted under any outstanding Award without the consent of the person holding such Award (other than as specifically provided herein).

SECTION 3.3 Decision Binding. The Committee’s determination and decisions made pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons who have an interest in the Plan or an Award, and such determinations and decisions shall not be reviewable.

SECTION 3.4 Procedures of the Committee. The Committee’s determinations must be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present, or by written majority consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee. A majority of the entire Committee shall constitute a quorum for the transaction of business. Service on the Committee shall constitute service as a director of the Company so that the Committee members shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their Committee services to the same extent that they are entitled under the Company’s By-laws and Wisconsin law for their services as directors of the Company.

SECTION 3.5 Award Agreements. The Committee shall evidence the grant of each Award by an award agreement which shall be signed by an authorized officer of the Company and by the Participant, and shall contain such terms and conditions as may be approved by the Committee, subject to the terms of the Plan. Terms and conditions of such Awards need not be the same in all cases.

ARTICLE 4.

SHARES SUBJECT TO THE PLAN

SECTION 4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the aggregate number of Shares that may be issued under the Plan or to which an Award may relate shall not exceed 750,000 Shares. Shares delivered under the Plan shall consist solely of treasury Shares.

SECTION 4.2 Lapsed Awards. If any Award is forfeited or terminated for any reason, the Restricted Shares or Restricted Share Units subject to such Award that are forfeited shall be available for the grant of a new Award under the Plan.

SECTION 4.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Shares, the Committee shall adjust: (a) the number and class of Shares which may be delivered under the Plan; and (b) the number and class of Shares or Share Units subject to outstanding Awards, as it determines to be appropriate and equitable to prevent dilution or enlargement of the rights intended to be granted hereunder and under any Award; provided that the number of Shares subject to any Award shall always be a whole number.

ARTICLE 5.

PARTICIPATION

Subject to the provisions of the Plan, the Committee shall have the authority to select the Employees to receive an Award. No Employee shall have any right to be granted an Award even if previously granted an Award.

ARTICLE 6.

TERMS AND CONDITIONS OF AWARDS

SECTION 6.1 Grant of Award. Subject to the terms and provisions of the Plan, the Committee shall have the authority to determine the number of Shares or Share Units to which an Award shall relate, the term of the Restriction Period and conditions for lapse thereof, and any other terms and conditions of an Award. Notwithstanding the foregoing, and subject to such rules as are established by the Committee, a Participant who has been selected to receive an Award from the Committee may elect, prior to or within thirty (30) days after the grant date, to receive the Award either in the form of Restricted Shares or Restricted Share

Units; provided that if the Participant fails to make a valid election, the Award shall be made in the form of Restricted Shares.

SECTION 6.2 Terms and Conditions of Restricted Share Awards.

(a) Period of Restriction. Restricted Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, and shall be subject to a substantial risk of forfeiture, until the termination of the applicable Period of Restriction as set forth in the Participant’s award agreement or provided herein. During the Period of Restriction, the Company shall have the right to hold the Restricted Shares in escrow.

(b) Certificate Legend. Each certificate representing Restricted Shares shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Johnson Controls, Inc. 2001 Restricted Stock Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in a Restricted Stock Agreement dated . A copy of the Plan, such rules and procedures, and such Restricted Stock Agreement may be obtained from the Secretary of Johnson Controls, Inc.”

(c) Removal of Restrictions. Except as otherwise provided in this Article, Restricted Shares shall become vested in, and freely transferable by, the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by subsection (b) removed from his stock certificate.

(d) Voting Rights. Unless determined otherwise by the Committee, during the Period of Restriction, Participants holding Restricted Shares may exercise full voting rights with respect to those Shares.

(e) Dividends and Other Distributions. Any dividends or other distributions paid or delivered with respect to Restricted Shares will be subject to the same terms and conditions (including risk of forfeiture) as the Restricted Shares to which they relate and payment or delivery thereof will be deferred accordingly. Unless otherwise determined by the Committee, all dividends or other distributions paid or delivered with respect to Restricted Shares shall be allocated to a Share Unit account or other investment account under the Deferred Compensation Plan.

SECTION 6.3 Terms and Conditions of Restricted Share Units.

(a) Establishment of Account. Upon the grant of Restricted Share Units to a Participant, the Company shall establish a bookkeeping account under the Deferred Compensation Plan to which shall be credited the number of Share Units granted.

(b) Alienation of Account. A Participant (or beneficiary) shall not have any right to assign, hypothecate, pledge, encumber or otherwise alienate his Share Unit account.

(c) Dividends and Other Distributions. Each Participant with a Share Unit account shall be entitled to receive a credit to such account for any dividends or other distributions delivered on Shares, whether in the form of cash or in property, in accordance with the terms of the Deferred Compensation Plan; provided that such credit shall be subject to the same terms and conditions (including risk of forfeiture) as the Restricted Share Units to which they relate.

(d) Payment of Account. The value of the Participant’s Share Unit account as to which the Restriction Period has lapsed shall be paid to the Participant (or his beneficiary) in accordance with the terms of the Deferred Compensation Plan.

SECTION 6.4 Termination of Employment. Upon a Participant’s termination of employment from the Company and its subsidiaries, the following rules shall apply:

(a) Retirement. If the Participant terminates employment due to Retirement, any remaining Period of Restriction shall continue as if the Participant continued in active employment. Notwithstanding the foregoing, if the Participant engages in Inimical Conduct after his Retirement, any Restricted Shares and/or Restricted Share Units still subject to a Period of Restriction shall automatically be forfeited as of the date of the Committee’s determination.

(b) Death or Disability. If the Participant’s employment terminates because of death or Total and Permanent Disability at a time when the Participant could not have been terminated for Cause, or if the Participant dies after Retirement while holding an Award that is subject to a Period of Restriction, any remaining Period of Restriction shall automatically lapse as of the date of such termination of employment or death, as applicable.

(c) Termination for Other Reasons. If the Participant’s employment terminates for any reason not described above, then any Restricted Shares and/or Restricted Share Units still subject to a Period of Restriction as of the date of such termination shall automatically be forfeited and returned to the Company; provided, however, that in the event of an involuntary termination of the employment of an Employee by the Company or a subsidiary for other than Cause, the Committee may waive the automatic forfeiture of any or all such Shares or Share Units and may add such new restrictions to such Restricted Shares or Restricted Share Units as it deems appropriate.

(d) Suspension. The Committee may suspend payment or delivery of Shares (without liability for interest thereon) pending its determination of whether the Participant was or should have been terminated for Cause or whether the Participant has engaged in Inimical Conduct.

SECTION 6.5 Other Restrictions. The Committee may impose such other restrictions on any Awards granted pursuant to the Plan (including after the Period of Restriction lapses) as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and the Committee may legend certificates to give appropriate notice of such restrictions.

ARTICLE 7.

RIGHTS OF ELIGIBLE INDIVIDUALS

SECTION 7.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or subsidiary.

SECTION 7.2 No Implied Rights; Rights on Termination of Service. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee in accordance with the terms and provisions of the Plan.

SECTION 7.3 No Funding. Neither the Participant nor any other person shall acquire, by reason of the Plan or any Award, any right in or title to any assets, funds or property of the Company and its subsidiaries whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company or its subsidiaries may, in their sole discretion, set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company and its subsidiaries, as applicable. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company or its subsidiaries. Nothing contained in the Plan constitutes a guarantee by the Company or its subsidiaries that the assets of the Company or its subsidiaries shall be sufficient to pay any benefit to any person.

SECTION 7.4 Other Restrictions. As a condition to the issuance of any Shares, the Committee may require the Participant to enter into a restrictive stock transfer or other shareholder’s agreement with the Company.

ARTICLE 8.

CHANGE OF CONTROL

If a Change of Control occurs, any Period of Restriction of any outstanding Award shall lapse upon the date of the Change of Control.

ARTICLE 9.

AMENDMENT, MODIFICATION, AND TERMINATION

SECTION 9.1 Amendment, Modification, and Termination of the Plan. At any time and from time to time, the Board may terminate, amend, or modify the Plan. However, the approval of any such amendment by the shareholders of the Company shall be obtained if required by the Code, by the insider trading rules of Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then listed or reported, or by any regulatory body having jurisdiction with respect hereto. Further, no termination, amendment or modification of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant, except as specifically provided herein.

SECTION 9.2 Amendment of Award Agreements. The Committee may at any time amend any outstanding award agreement; provided, however, that any amendment that decreases or impairs the rights of a Participant under such agreement shall not be effective unless consented to by the Participant in writing, except that Participant consent shall not be required in the event an Award is amended, adjusted or cancelled under Section 4.3 or paid as provided in Article 8, and Participant consent shall not be required with respect to any amendment of the Deferred Compensation Plan that affects a Participant’s Share Unit account to the extent such plan does not require Participant consent.

SECTION 9.3 Survival Following Termination. Notwithstanding the foregoing, to the extent provided in the Plan, the authority of (a) the Committee to amend, alter, adjust, suspend, discontinue or terminate any Award, waive any conditions or restrictions with respect to any Award, and otherwise administer the Plan and any Award and (b) the Board to amend the Plan, shall extend beyond the date of the Plan’s termination. Termination of the Plan shall not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions, subject to the terms of the Deferred Compensation Plan.

ARTICLE 10.

WITHHOLDING

SECTION 10.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an applicable amount sufficient to satisfy foreign, Federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to the issuance of Shares, the lapse of the Period of Restriction, or the distribution of the Participant’s Share Unit account. The Company shall also have the right to withhold Shares as to which the Period of Restriction has lapsed and which have a Fair Market Value equal to the Participants’ minimum tax withholding liability, to satisfy any withholding obligations.

SECTION 10.2 Stock Delivery or Withholding. Participants may elect, subject to the approval of the Committee and such rules as it shall prescribe, to satisfy the withholding requirement, in whole or in part, by tendering to the Company previously acquired Shares in an amount having a Fair Market Value equal to the amount required to be withheld to satisfy the minimum tax withholding obligations described in Section 10.1. The value of the Shares to be tendered is to be based on the Fair Market Value of the Shares on the date that the amount of tax to be withheld is determined.

ARTICLE 11.

LEGENDS; PAYMENT OF EXPENSES

SECTION 11.1 Legends. The Company may endorse such legend or legends upon the certificates for Shares issued under the Plan and may issue such “stop transfer” instructions to its transfer agent in respect of such Shares as it determines to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, applicable state securities laws or other legal requirements, or (b) implement the provisions of the Plan or any agreement between the Company and the Participant with respect to such Shares.

SECTION 11.2 Payment of Expenses. The Company shall pay for all issuance taxes with respect to the issuance of Shares under the Plan, as well as all fees and expenses incurred by the Company in connection with such issuance.

ARTICLE 12.

SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company. The Plan shall be binding upon and inure to the benefit of the Participants and their heirs, executors, administrators or legal representatives.

ARTICLE 13.

REQUIREMENTS OF LAW

SECTION 13.1 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

SECTION 13.2 Governing Law. This Plan and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of Wisconsin (excluding any choice of law rules that may direct the application of the laws of another jurisdiction), except as provided in Section 13.3 hereof.

SECTION 13.3 Arbitration.

(a) Application. Notwithstanding any employee agreement in effect between a Participant and the Company or any subsidiary employer, if a Participant brings a claim that relates to benefits under this Plan, regardless of the basis of the claim (including but not limited to, actions under Title VII, wrongful discharge, breach of employment agreement, etc.), such claim shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association

(“AAA”) and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

(b) Initiation of Action. Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party. Normally, such written notice should be provided the other party within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint. However, this time frame may be extended if the applicable statute of limitation provides for a longer period of time. If the complaint is not properly submitted within the appropriate time frame, all rights and claims that the complaining party has or may have against the other party shall be waived and void. Any notice sent to the Company shall be delivered to:

Office of General Counsel
Johnson Controls, Inc.
5757 North Green Bay Avenue
P.O. Box 591
Milwaukee, WI 53201-0591

The notice must identify and describe the nature of all complaints asserted and the facts upon which such complaints are based. Notice will be deemed given according to the date of any postmark or the date of time of any personal delivery.

(c) Compliance with Personnel Policies. Before proceeding to arbitration on a complaint, the Participant or Beneficiary must initiate and participate in any complaint resolution procedure identified in the Company’s or subsidiary’s personnel policies. If the claimant has not initiated the complaint resolution procedure before initiating arbitration on a complaint, the initiation of the arbitration shall be deemed to begin the complaint resolution procedure. No arbitration hearing shall be held on a complaint until any applicable Company or subsidiary complaint resolution procedure has been completed.

(d) Rules of Arbitration. All arbitration will be conducted by a single arbitrator according to the Employment Dispute Arbitration Rules of the AAA. The arbitrator will have authority to award any remedy or relief that a court of competent jurisdiction could order or grant including, without limitation, specific performance of any obligation created under policy, the awarding of punitive damages, the issuance of any injunction, costs and attorney’s fees to the extent permitted by law, or the imposition of sanctions for abuse of the arbitration process. The arbitrator’s award must be rendered in a writing that sets forth the essential findings and conclusions on which the arbitrator’s award is based.

(e) Representation and Costs. Each party may be represented in the arbitration by an attorney or other representative selected by the party. The Company or subsidiary shall be responsible for its own costs, the AAA filing fee and all other fees, costs and expenses of the arbitrator and AAA for administering the arbitration. The claimant shall be responsible for his attorney’s or representative’s fees, if any. However, if any party prevails on a statutory claim which allows the prevailing party costs and/or attorneys’ fees, the arbitrator may award costs and reasonable attorneys’ fees as provided by such statute.

(f) Discovery; Location; Rules of Evidence. Discovery will be allowed to the same extent afforded under the Federal Rules of Civil Procedure. Arbitration will be held at a location selected by the Company. AAA rules notwithstanding, the admissibility of evidence offered at the arbitration shall be determined by the arbitrator who shall be the judge of its materiality and relevance. Legal rules of evidence will not be controlling, and the standard for admissibility of evidence will generally be whether it is the type of information that responsible people rely upon in making important decisions.

(g) Confidentiality. The existence, content or results of any arbitration may not be disclosed by a party or arbitrator without the prior written consent of both parties. Witnesses who are not a party to the arbitration shall be excluded from the hearing except to testify.

PROXY	COMPANY # CONTROL #

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The Board of Directors recommends a vote FOR items 1 through 6.

				FOR ALL	WITHHOLD FROM ALL
1.	Election of Directors	01 Robert L. Barnett	02 Willie D. Davis	☐	☐
		03 Jeffrey A. Joerres	04 Richard F. Teerlink
EXCEPTIONS

	To withhold authority to vote for any individual nominee(s), write the number code(s) of the nominee(s) in the exceptions box.		[		]

/\ Please Fold Here /\

		FOR	AGAINST	ABSTAIN

2.	Approval of PriceWaterhouseCoopers as independent auditors for 2004.	☐	☐	☐

3.	Ratification of the Long-Term Performance Plan.	☐	☐	☐

4.	Ratification of the Executive Incentive Compensation Plan.	☐	☐	☐

5.	Ratification of the 2003 Stock Plan for Outside Directors.	☐	☐	☐

6.	Approval of the 2001 Restricted Stock Plan amendment.	☐	☐	☐

If no direction is made, this proxy will be voted FOR all nominees listed in items 1 and 2. If no direction is made for items 3 through 6, this proxy will be voted FOR these items, and in the discretion of the proxies, upon such other matters which may properly come before the meeting or any adjournments thereof. You are encouraged to cast a vote for each of the six items.

[Important voting information contained on reverse side; please read and vote.]

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JOHNSON CONTROLS, INC.
PROXY

2004 Annual Meeting — January 28, 2004

The undersigned, having received the Notice of Meeting and Proxy Statement dated December 8, 2003, and Annual Report for 2003, hereby appoints J. P. Kennedy and J. M. Barth, and each of them, proxies with power of substitution to vote for the undersigned at the annual shareholders’ meeting of Johnson Controls, Inc., on January 28, 2004, and at any adjournments thereof, hereby revoking any proxy heretofore given by the undersigned for such meeting.

This proxy when properly executed will be voted in the manner directed therein by the undersigned.Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and mailed your Proxy Form. This proxy allows you to vote all non-broker account shares of Johnson Controls you hold as of November 20, 2003.
If you submit your proxy by telephone or Internet, there is no need for you to mail back your Proxy Form.

If you are a participant in the Bridgewater LLC Profit Sharing Plan, the Johnson Controls World Services Retirement Savings Plan, the Johnson Controls Northern New Mexico Retirement Savings Plan, the Johnson Controls, Inc. Savings and Investment Plan, the Technotrim Savings and Investment Plan, Johnson Controls Interiors PERT Plan, the Trimmasters Savings and Investment Plan, the Johnson Controls, Inc. ASG Production Employees’ Savings and Investment Plan, or the Johnson Controls IFM Retirement Savings Plan, this proxy card also entitles you to direct Fidelity Management Trust Company how to vote Johnson Controls shares credited to your account.

The shares credited to your account in any above-referenced plan will be voted as directed. If no direction is made, if the card is not signed, or if the card is not received by January 23, 2004, the plan shares credited to your account will be voted for items 1 through 6 in the same proportion as directions received from participants.

If you own shares by other means than those stated above, you will receive separate proxy materials which you should complete and return as indicated in those materials. To understand the effect of not voting your shares, please refer to the Questions and Answers section of the Proxy Statement.

SEE REVERSE FOR VOTING INSTRUCTIONS